UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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EARTHLINK, INC.
(Name of Registrant as Specified In Its Charter)

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 EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770

March             , 2011

Dear Stockholders:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of EarthLink, Inc., which will be held at 4:00 p.m. (local time) on Tuesday, May 3, 2011, at our offices at 1375 Peachtree Street, Atlanta, Georgia.

        The principal business of the 2011 Annual Meeting of Stockholders will be (1) the amendment of our Second Restated Certificate of Incorporation to declassify the Board of Directors; (2) the amendment of our Second Restated Certificate of Incorporation to provide for a majority voting standard in uncontested director elections; (3) the election of the seven directors nominated by the Board of Directors as set forth in the Proxy Statement if Proposal 1 to declassify the Board of Directors is approved; (4) the election of two Class III directors nominated by the Board of Directors as set forth in the Proxy Statement for a three year term if Proposal 1 to declassify the Board of Directors is not approved; (5) the approval of a non-binding advisory resolution approving the compensation of our named executive officers; (6) the non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of our named executive officers; (7) the approval of the EarthLink, Inc. 2011 Equity and Cash Incentive Plan and (8) the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011.

        As permitted by rules adopted by the Securities and Exchange Commission, we are making our Proxy Statement and 2010 Annual Report available to our stockholders electronically over the Internet. You may read, print and download our Proxy Statement and 2010 Annual Report at www.proxyvote.com. On or about March             , 2011, we mailed our stockholders a notice containing instructions on how to access our Proxy Statement and 2010 Annual Report and vote online or by telephone. The notice also provides instruction on how you can request a paper copy of these documents if you desire.

        If you do not attend the 2011 Annual Meeting of Stockholders, you may vote your shares by mail, by telephone or by Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The proxy card materials provide you with details on how to vote by these three methods. Whether or not you plan to attend the 2011 Annual Meeting of Stockholders, we encourage you to vote in the method that suits you best so that your shares will be voted at the 2011 Annual Meeting of Stockholders. If you decide to attend the 2011 Annual Meeting of Stockholders, you may revoke your proxy and personally cast your vote.

        Thank you, and we look forward to seeing you at the 2011 Annual Meeting of Stockholders or receiving your proxy vote.

Sincerely yours,
Rolla P. Huff Chairman of the Board, Chief Executive Officer

 EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2011 Annual Meeting of Stockholders of EarthLink, Inc. will be held at 4:00 p.m. (local time), on Tuesday, May 3, 2011, at 1375 Peachtree Street, Atlanta, Georgia. The meeting is called for the following purposes:

  1.
  To amend our Second Restated Certificate of Incorporation to declassify the Board of Directors;

  2.
  To amend our Second Restated Certificate of Incorporation to provide for a majority voting standard in uncontested director elections;

  3.
  To elect the seven directors nominated by our Board of Directors as set forth in the Proxy Statement if Proposal 1 to declassify our Board of Directors is approved;

  4.
  To elect the Class III directors nominated by the Board of Directors as set forth in the Proxy Statement for a three-year term if Proposal 1 to declassify our Board of Directors is not approved;

  5.
  To approve a non-binding advisory resolution approving the compensation of our named executive officers;

  6.
  To provide a non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of our named executive officers;

  7.
  To approve the EarthLink, Inc. 2011 Equity and Cash Incentive Plan;

  8.
  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

  9.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 15, 2011 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors,
Rolla P. Huff Chairman of the Board, and Chief Executive Officer

Atlanta, Georgia
March             , 2011

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR BY INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU WISH, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

 EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held May 3, 2011

        This Proxy Statement is furnished by and on behalf of the Board of Directors of EarthLink, Inc. in connection with the solicitation of proxies for use at the 2011 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Tuesday, May 3, 2011, at our offices at 1375 Peachtree Street, Atlanta, Georgia, and at any adjournments or postponements thereof. This Proxy Statement and the proxy card are being made available to our stockholders of record on March 15, 2011, the record date. We are making these materials available to you on the Internet or, upon your request, are delivering printed versions of these materials to you by mail. On or about March             , 2011, we mailed a notice to stockholders containing instructions on how to access the Proxy Statement and 2010 Annual Report and vote.

        THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES BY ANY OF THE THREE AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD.

YOUR VOTE IS IMPORTANT!

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

        Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Stockholders can vote in person at the 2011 Annual Meeting of Stockholders or by proxy. There are three ways to vote by proxy:

  •
  By Telephone—You can vote by telephone by calling 1 (800) 690-6903 and following the instructions on the proxy card if you are located in the United States;

  •
  By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

  •
  By Mail—You can vote by mail by signing, dating and mailing the enclosed proxy card if you received your proxy materials by mail.

        Internet and telephone facilities for stockholders of record will be available 24 hours a day and close at 11:59 p.m. (Eastern time) on May 2, 2011.

        Unless contrary instructions are specified, if the proxy card is executed and returned (and not revoked) prior to the 2011 Annual Meeting of Stockholders, the shares of our common stock, $0.01 par value per share, or Common Stock, represented thereby will be voted (1) FOR the amendment of our Second Restated Certificate of Incorporation to declassify our Board of Directors; (2) FOR the amendment of our Second Restated Certificate of Incorporation to provide for a majority voting standard in uncontested director elections; (3) FOR the election of seven director nominees named in this Proxy Statement if Proposal 1 to declassify our Board of Directors is approved; (4) FOR the election of two Class III director nominees named in this Proxy Statement for a three-year term if Proposal 1 to declassify our Board of Directors is not approved; (5) FOR the non-binding advisory resolution approving the compensation of our named executive officers; (6) for a ONE-YEAR frequency for the non-binding stockholder vote to approve the compensation of our named executive officers; (7) FOR the EarthLink, Inc. 2011 Equity and Cash Incentive Plan; and (8) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending

December 31, 2011. The submission of a proxy will not affect a stockholder's right to attend and to vote in person at the 2011 Annual Meeting of Stockholders. A stockholder who submits a proxy may change or revoke it at any time before it is voted by filing with our Corporate Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2011 Annual Meeting of Stockholders or granting a subsequent proxy through the Internet or by telephone.

        Only holders of record of Common Stock as of the close of business on March 15, 2011 will be entitled to vote at the 2011 Annual Meeting of Stockholders. Holders of shares authorized to vote are entitled to cast one vote per share on all matters voted upon at the 2011 Annual Meeting of Stockholders. As of the close of business on the record date, there were                                      shares of Common Stock issued and outstanding.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the 2011 Annual Meeting of Stockholders, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the 2011 Annual Meeting of Stockholders in order to vote.

        Only stockholders who own EarthLink Common Stock as of the close of business on March 15, 2011 will be entitled to attend the 2011 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the 2011 Annual Meeting of Stockholders. If you hold your shares of Common Stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a "legal proxy" from the record holder to attend the 2011 Annual Meeting of Stockholders.

Quorum Required

        According to our bylaws, the holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the 2011 Annual Meeting of Stockholders in person or by proxy and who abstain from voting are considered stockholders who are present and entitled to vote and they count toward a quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Vote Required

        Under rules of self-regulatory organizations governing brokers, your bank, broker or other nominee may vote your shares in its discretion on "routine" matters. These rules also provide, however, that when a proposal is not a "routine" matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a "broker non-vote." Your bank, broker or other nominee may not vote your shares with respect to the election of nominees for director, the non-binding advisory proposal regarding the compensation of our named executive officers, the non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve executive compensation or the approval of the EarthLink, Inc. 2011 Equity and Cash Incentive Plan in the absence of your specific instructions as to how to vote with respect to these matters, because under such rules these matters are not considered "routine" matters. The amendments to our Second Restated Certificate of Incorporation to declassify the Board of Directors and provide for a majority voting standard in uncontested director elections and the ratification of the appointment of Ernst & Young LLP are considered routine matters.

        Approvals of the amendments to our Second Restated Certificate of Incorporation to declassify the Board of Directors and to provide for a majority voting standard in uncontested director elections, require the affirmative vote of at least two-thirds of our outstanding shares of common stock. Abstentions will have the same effect as a vote against these proposals.

        Currently, and if Proposal 2 to provide for a majority voting standard is not approved, under our Second Restated Certificate of Incorporation, directors are elected by a plurality of the votes of the shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. A stockholder may withhold votes from any or all nominees by notation on the proxy card. Except to the extent that a stockholder withholds votes from any or all nominees, the persons named in the proxy card, in their sole discretion, will vote such proxy for the election of the nominees listed below as directors. If Proposal 2 to provide for a majority voting standard is approved, the 2011 Annual Meeting of Stockholders will be adjourned to file an amendment to our Second Restated Certificate of Incorporation and adopt provisions to our bylaws to provide for a majority vote standard in uncontested director elections and directors will be elected by the vote of the majority of the votes cast. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received the affirmative vote of a majority of votes cast in an uncontested election. In either case, abstentions and broker non-votes will have no effect on the outcome of the election of directors. Our Corporate Governance Guidelines currently contain a policy that requires any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes "withheld" from his or her election than votes "for" such election to tender his or her resignation to the Board of Directors. The Board of Directors then would consider whether to accept this resignation in accordance with the procedures set forth in our Corporate Governance Guidelines. The policy is available for review at the following website, www.earthlink.net. The policy may be reviewed by clicking "About Us," then "Investor Relations," then "Corporate Governance" and then "Corporate Governance Guidelines." In the event Proposal 2 to provide for a majority voting standard is approved, this policy will also be amended to clarify that any incumbent nominee for director in an uncontested election who does not receive a majority of affirmative votes for his or her election under the new majority voting standard to tender his or her resignation to the Board of Directors in the same manner and subject to the same consideration described above.

        Approval of the non-binding advisory proposal regarding the compensation of our named executive officers requires the affirmative vote of the majority of the votes cast on the proposal at the 2011 Annual Meeting of Stockholders. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because your vote on this proposal is advisory, it will not be binding on us or the Board of Directors. However, the Leadership and Compensation Committee will review the voting results and taken them into consideration when making future decisions regarding executive compensation as it deems appropriate.

        The non-binding advisory vote as to the frequency of the non-binding stockholder vote regarding the approval of the compensation of our named executive officers will require you to choose between a frequency of every one, two or three years or abstain from voting. Note that stockholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Because your vote on this proposal is advisory, it will not be binding on us or the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation as its deems appropriate.

        Approvals of the 2011 EarthLink, Inc. Equity and Cash Incentive Plan and ratification of the appointment of Ernst & Young LLP for the year ending December 31, 2011 require the affirmative vote of a majority of the shares present or represented and entitled to vote at the 2011 Annual Meeting of Stockholders to be approved. Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the outcome of these proposals.

        With respect to any other matters that may come before the 2011 Annual Meeting of Stockholders, if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in our best interests and the best interests of our stockholders.

PROPOSAL 1

AMENDMENT OF OUR SECOND RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD OF DIRECTORS

        After careful consideration, in February 2011, our Board of Directors voted unanimously to approve, and to recommend to our stockholders that they approve, an amendment to our Second Restated Certificate of Incorporation to declassify the Board of Directors effective at the 2011 Annual Meeting of Stockholders. This will allow our stockholders to vote on the election of our entire Board of Directors each year, rather than on a staggered basis as with our current classified board structure.

        If approved by our stockholders, our Second Restated Certificate of Incorporation will be amended to provide for the annual election of all directors commencing immediately at the 2011 Annual Meeting of Stockholders (see Proposal 3 to elect seven nominees). As of March             , 2011, each of our directors whose term does not expire at the 2011 Annual Meeting of Stockholders has tendered his or her resignation. Each resignation is contingent and effective upon stockholder approval of this Proposal 1 (except with respect to Ms. Fuller as described in Proposal 4 below). If our stockholders do not approve this Proposal 1, our Board of Directors will remain classified, the contingent resignations will be ineffective, and our stockholders will instead be asked to elect two Class III directors at the 2011 Annual Meeting of Stockholders (see Proposal 4 to elect two nominees).

Current Classified Board Structure

        Article 5, Section 2 of our Second Restated Certificate of Incorporation currently requires that our Board of Directors be divided into three classes (Class I, Class II and Class III), each with a three-year term. Generally, absent the earlier resignation or removal of a director, the terms of the classes are staggered, meaning that only one of the three classes stands for reelection at each annual meeting of stockholders.

Rationale for Declassification

        In determining whether to propose declassifying the Board of Directors to our stockholders, the Board of Directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in our best interests and the best interests of our stockholders to amend our Second Restated Certificate of Incorporation to declassify the Board of Directors.

        The Board of Directors recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the Board of Directors will always have prior experience with the Company. Additionally, classified boards provide effective protection against unwanted takeovers and proxy contests as they make it difficult for a substantial stockholder to gain control of the board without the cooperation or approval of incumbent directors.

        However, the Board of Directors also recognizes that a classified structure may appear to reduce directors' accountability to stockholders, since such a structure does not enable stockholders to express a view on each director's performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

Proposed Declassification of the Board of Directors

        Declassification of the Board of Directors requires several changes to our Second Restated Certificate of Incorporation. Specifically, Article 5 of our Second Restated Certification of Incorporation must be amended to delete the references to the classified board structure. The text of the revised Article V, marked to show the proposed deletions and insertions, is attached as Annex A to this Proxy Statement. If approved by our stockholders, the amendment to our Second Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware (which would occur during the 2011 Annual Meeting of Stockholders and prior to consideration of the proposal to elect directors). Our Board of Directors will then be declassified immediately, so that every director will stand for election at the 2011 Annual Meeting of Stockholders (and thereafter) for a one-year term.

        Stockholders are requested in this Proposal 1 to approve the proposed amendment to the Second Restated Certificate of Incorporation to declassify the Board of Directors effective at the 2011 Annual Meeting of Stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE SECOND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

 PROPOSAL 2

AMENDMENT OF OUR SECOND RESTATED CERTIFICATE OF INCORPORATION
TO PROVIDE FOR A MAJORITY VOTE STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

        After careful consideration, in February 2011, our Board of Directors voted unanimously to approve, and to recommend to our stockholders that they approve, an amendment to our Second Restated Certificate of Incorporation to provide for a majority vote standard in uncontested director elections effective at the 2011 Annual Meeting of Stockholders.

        If approved by our stockholders, our Second Restated Certificate of Incorporation and certain other corporate governance documents will be amended to provide for the election of all directors by a majority vote standard in uncontested elections commencing immediately at the 2011 Annual Meeting of Stockholders. Under the majority voting standard, in order for a nominee to be elected to the Board of Directors in an "uncontested election," the number of votes cast "for" the nominee's election must exceed the number of votes cast "against" his or her election. Abstentions would not be considered as votes cast "for" or "against" a nominee. An "uncontested election" is any meeting of stockholders at which the number of nominees does not exceed the number of directors to be elected. In all director elections other than uncontested elections, which we refer to as "contested elections," the plurality voting standard would still apply.

Current Voting Standard for Uncontested Director Elections

        Article 5, Section 3 of our Second Restated Certificate of Incorporation currently provides that our Board of Directors be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The nominees elected under this standard are those who receive the highest number of "for" votes notwithstanding the total number of votes cast "against" or "withheld."

        However, our Corporate Governance Guidelines currently contain a policy that requires any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes "withheld" from his or her election than votes "for" such election to tender his or her resignation to the Board of Directors. The Board of Directors then would consider whether to accept this resignation in accordance with the procedures set forth in our Corporate Governance Guidelines.

Rationale for Majority Voting Standard

        Under the current plurality vote standard, a nominee for director in an election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that nominee. The proposed majority vote standard would require that a nominee for director in an uncontested election receive a "for" vote from a majority of the votes cast to be elected to the Board of Directors.

        The Board of Directors believes that the proposed majority vote standard for uncontested elections is a more equitable standard. At present, a plurality vote standard guarantees the election of a director in an uncontested election; however, a majority vote standard would mean that nominees in uncontested elections are only elected if a majority of the votes cast are voted in their favor. The Board of Directors believes that this majority vote standard in uncontested director elections will strengthen the director nomination process and enhance director accountability.

        Although our Corporate Governance Guidelines currently provide a resignation policy for directors who do not receive a majority vote in uncontested election, in light of our commitment to maintaining high corporate governance standards, our Board of Directors has determined to take the additional step to amend our organizational documents to expressly provide for a majority voting standard in uncontested elections.

Proposed Majority Voting Standard for Uncontested Director Elections

        Changing the voting standard for director elections will require several changes to our governing documents. Article 5 of our Second Restated Certificate of Incorporation will be amended to delete references to the plurality voting standard for director elections. The text of revised Article 5, marked to show the proposed deletions and insertions, is attached as Annex A to this Proxy Statement. The Second Restated Certificate of Incorporation will also be amended to provide that the voting standards in director elections will be set forth in our Bylaws. Amended Bylaws providing for the majority voting standard will then be adopted by the Board of Directors concurrently with the amendment to the Second Restated Certificate of Incorporation. The text of the amended Bylaws showing the proposed deletions and insertions is attached as Annex B to this Proxy Statement. Also in connection with this approval of this proposal, our Corporate Governance Guidelines will be amended to clarify that incumbent directors in uncontested elections who do not receive an affirmative vote of a majority of the votes cast must immediately tender their resignation to the Board of Directors, who would then consider whether to accept this resignation in accordance with the procedures outlined in the Corporate Governance Guidelines. The text of the revised portion of the Corporate Governance Guidelines showing the proposed deletions and insertions is attached as Annex C to this Proxy Statement.

        If approved by our stockholders, the amendment to our Second Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware (which would occur during the 2011 Annual Meeting of Stockholders and prior to consideration of the proposal to elect directors). The elections to follow at that meeting would then be governed by the new voting standards described herein.

        Stockholders are requested in this Proposal 2 to approve the proposed amendment to the Second Restated Certificate of Incorporation to provide for a majority voting standard in uncontested director elections effective at the 2011 Annual Meeting of Stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE SECOND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS.

 PROPOSAL 3

ELECTION OF DIRECTORS

        If our stockholders approve Proposal 1, the stockholders will be asked to consider seven (7) nominees for election to our Board of Directors to serve for a one year term until the 2012 Annual Meeting of Stockholders. If our stockholders do not approve Proposal 1, this Proposal 3 will not be submitted to a vote of our stockholders at the 2011 Annual Meeting of Stockholders, and instead, Proposal 4 (Election of Class III Directors) will be submitted in its place.

The Board of Directors

        Our Second Restated Certificate of Incorporation provides that we shall have at least two and not more than 17 directors, with the exact number to be fixed by resolution of the Board of Directors from time to time or by a majority vote of the stockholders entitled to vote on directors. The current size of the Board of Directors is fixed at seven, and we currently have seven directors. The Board of Directors held twenty-four meetings during the year ended December 31, 2010. During 2010, all incumbent members of the Board of Directors attended at least 75% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board of Directors on which the director served at the time the director was a member of the Board of Directors or the committee.

        As established in our Second Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes, designated as Class I, Class II and Class III. The current seven-member Board of Directors consists of three Class I members, three Class II members and one Class III member. The term for each class is three years, which expires at the third succeeding Annual Meeting of Stockholders after the respective class election. The term for our Board of Directors' Class III director expires at this year's 2011 Annual Meeting of Stockholders. If Proposal 1 is approved by our stockholders, the Board of Directors will no longer be classified and the stockholders will elect seven directors at the 2011 Annual Meeting of Stockholders.

Nominees Standing for Election

        The Corporate Governance and Nominating Committee has recommended and the Board of Directors has nominated the following individuals for director: Susan D. Bowick, Marce Fuller, Rolla P. Huff, Terrell B. Jones, David A. Koretz, Thomas E. Wheeler and M. Wayne Wisehart. All of the nominees are current members of our Board of Directors and, with the exception of Mr. Huff, have been determined to be independent. As our Chief Executive Officer, Mr. Huff is not independent. Our Corporate Governance and Nominating Committee has reviewed each nominee's qualifications and has recommended to our Board of Directors that each nominee be submitted to a vote of our stockholders at the 2011 Annual Meeting of Stockholders, each to serve until the 2012 Annual Meeting of Stockholders or until his successor is duly elected and qualified. If a nominee is unavailable to serve as a director, proxies may be voted for another nominee proposed by the Corporate Governance and Nominating Committee and the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the 2011 Annual Meeting of Stockholders.

        Set forth below is certain biographical information furnished to us by the directors standing for election at the 2011 Annual Meeting of Stockholders:

Susan D. Bowick

Age: 62

        Ms. Bowick has served on our Board of Directors since May 2008. Ms. Bowick is a member of the Board of Directors of Comverse Technology, Inc. where she serves as the chairperson of the Leadership and Compensation Committee. Ms. Bowick has served as a consultant to several global technology companies, including IBM, SAP, Nokia and Nokia Siemens Networks. From 1977 to 2004, Ms. Bowick served in various executive positions with Hewlett-Packard Company, most recently as Executive Vice President, Human Resources and Workforce Development.

        Ms. Bowick's previous senior leadership positions at Hewlett-Packard have given her experience and global expertise which are valuable to our Board of Directors. Her service there and on the Comverse Technology, Inc. board of directors has given her unique experience with executive compensation and human resources issues, which are important to her position as chairperson of the Leadership and Compensation Committee. In addition, given our current evaluation of strategic alternatives, her business development experience, which included evaluating potential mergers and acquisitions, at Hewlett-Packard is of importance to our Board of Directors.

Marce Fuller

Age: 50

        Ms. Fuller has served on our Board of Directors since October 2001. She was the President and Chief Executive Officer of Mirant Corporation, or Mirant, a U.S. marketer of power and natural gas, from July 1999 through September 2005, and served as a member of Mirant's Board of Directors until January 2006. From September 1997 to July 1999, Ms. Fuller served as President and Chief Executive Officer of the Mirant Americas Energy Marketing division of Mirant. From May 1996 to September 1997, Ms. Fuller was Senior Vice President of Mirant's North American operations and business development, and from February 1994 to May 1996, she was Mirant's Vice President for domestic business development. Mirant filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in July 2003 and emerged from bankruptcy protection in January 2006. Ms. Fuller serves on the Board of Directors of Curtiss-Wright Corporation, Benevolink and the Leadership Board of the College of Engineering, University of Alabama.

        Ms. Fuller has gained unique governance expertise as a result of her work with us and her prior Chief Executive Officer position and her other independent director assignments, which is necessary for her roles as chairperson of the Corporate Governance and Nominating Committee and as Lead Director. In addition, she brings to the Board of Directors corporate development experience and knowledge gained from her senior leadership and board positions at Mirant and other public companies. Given her experience at Mirant and as a director of Curtiss-Wright Corporation, she also offers the Board of Directors an understanding of a global business.

Rolla P. Huff

Age: 54

        Mr. Huff is our Chief Executive Officer and a member of our Board of Directors and has served in those positions since June 2007. He also served as President from June 2007 until May 2010. He was elected Chairman of the Board in January 2008. Mr. Huff was appointed as the Chief Executive Officer of Mpower Holding Corporation, a business telecommunications company, in November 1999 and as the Chairman of the Board of Mpower in July 2001 and served in both capacities until its merger with a subsidiary of U.S. TelePacific Holdings Corp. in August 2006. Mpower filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in April 2002 and emerged from bankruptcy protection in July 2002. From March 1999 until its acquisition in September 1999, Mr. Huff served as President and Chief Operating Officer of Frontier Corporation and served as Executive Vice President and Chief Financial Officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was President of AT&T Wireless for the Central U.S. region and Mr. Huff served as Senior Vice President and Chief Financial Officer of that company from 1995 to 1997. From 1994 to 1995, Mr. Huff was Financial Vice President of Mergers and Acquisitions for AT&T.

        Mr. Huff's knowledge of EarthLink and our operations is valuable to the Board of Directors in evaluating and directing our future. In addition, Mr. Huff's experience in senior leadership and board positions of other public telecommunications companies has positioned him to bring executive, corporate development, operational and financial experience and industry knowledge to his position as Chairman of the Board.

Terrell B. Jones

Age: 62

        Mr. Jones has served on our Board of Directors since October 2003. Mr. Jones is a self-employed consultant. Mr. Jones served as President and Chief Executive Officer of Travelocity.com Inc., a provider of online travel reservation capabilities, from January 1998 through May 2002. Mr. Jones served as a director of Travelocity.com Inc. from March 2000 through May 2002. Prior to that time, Mr. Jones served in various executive officer positions with Sabre Inc. and Sabre Holdings Corporation, including Chief Information Officer. Mr. Jones is managing partner of Essential Ideas, a consulting firm, and also serves as a special venture partner of General Catalyst Partners, a venture capital firm. Mr. Jones is Chairman of Kayak Software Corporation and a member of the Board of Directors of Rearden Commerce, Inc. and Smart Destinations, Inc. Mr. Jones also served as a member of the Board of Directors of LaQuinta Corporation within the previous five years.

        A career of working with technology companies such as Travelocity.com has given Mr. Jones extensive knowledge of the Internet industry and brand marketing, as well as other operational expertise, that is essential to our Board of Directors in understanding and evaluating our business. He also brings to our Board of Directors experience gained from holding senior leadership and board positions at public companies. Mr. Jones' experience as a Chief Information Officer makes him a valuable resource for our Audit Committee. These information technology career experiences will also be valuable to our Board as it monitors our integration of our Deltacom and One Communications acquisitions. In addition, Mr. Jones' positions in consulting have given him an extensive understanding of different strategic alternatives available to technology companies.

David A. Koretz

Age: 31

        Mr. Koretz has served on our Board of Directors since May 2008. Mr. Koretz is the President and Chief Executive Officer of BlueTie Inc., a provider of web-based applications and monetization platforms for businesses, software developers and service providers worldwide serving in these capacities since 1999. Since April 2009, Mr. Koretz also has served as Chief Executive Officer and President of Mykonos Software, Inc., an internet application security provider, and Adventive, Inc, an online marketing facilitator. Both Mykonos Software and Adventive are wholly-owned subsidiaries of BlueTie. Mr. Koretz serves as a member of the Board of Directors of several privately-held companies and as a member of the Board of Trustees of the Rochester Institute of Technology. Mr. Koretz is a member of the Dean's Council at the Golisano School of Computing at Rochester Institute of Technology.

        Mr. Koretz has gained valuable knowledge of the Internet and technology industry as a result of his work with BlueTie Inc., which is important to our Board of Directors in providing insight into the future direction of our business. This knowledge will assist us in our new focus on IP infrastructure and managed services. In addition, his work with privately-held companies has given him an understanding of private equity and smaller businesses, providing an entrepreneurial perspective that is important to our Board of Directors.

Thomas E. Wheeler

Age: 64

        Mr. Wheeler has served on our Board of Directors since July 2003. Mr. Wheeler has served as a managing director of Core Capital Partners, a venture capital fund, since 2005 and President and Chief Executive Officer of Shiloh Group, LLC, a strategy development and private investment company specializing in telecommunications services since 2003. From 1992 through October 2003, Mr. Wheeler served as the President and Chief Executive Officer of the Cellular Telecommunications & Internet Association. Mr. Wheeler serves on the Board of Directors of TNS, Inc., a provider of data communications and transaction payment services.

        Mr. Wheeler's extensive public policy experience, especially with telecommunications companies and issues, is essential for the Board of Directors of a company such as ours that regularly faces telecommunications regulatory issues. That same experience has also given Mr. Wheeler an understanding of the cable and the Internet Service Provider, or ISP, industries. In addition, his involvement with Internet protocol-based companies as a venture capitalist keeps him current with technology industry developments that are important to an Internet protocol-based company such as ours.

M. Wayne Wisehart

Age: 65

        Mr. Wisehart is a self-employed consultant. He has served on our Board of Directors since July 2008. Mr. Wisehart is a member of the Board of Directors of Marchex, Inc. where he serves as the chairman of the Audit Committee. Mr. Wisehart served as the Consulting Chief Financial Officer of All Star Directories, Inc., a education lead generation company, from February 2010 to November 2010. Mr. Wisehart served as Chief Financial Officer of aQuantive, Inc., a digital marketing services company, from March 2006 until September 2007. aQuantive was acquired by Microsoft in August 2007. Prior to this position, Mr. Wisehart served as Executive Vice President and Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, from January 2003 until September 2005. Western Wireless was acquired by Alltel in August 2005. Prior to that time, Mr. Wisehart served as Chief Financial Officer of iNNERHOST, Inc., a web hosting services company, from October 2000 through February 2002, and as President and Chief Executive Officer for Teledirect International, Inc., a marketing automation software company, from February 1999 through October 2000.

        Mr. Wisehart's experience as a Chief Financial Officer and on public company audit committees has given him financial expertise to serve as our Audit Committee financial expert and chairman of the Audit Committee. His experience with the financial and corporate development matters of telecommunications and technology companies is especially valuable. He also has gained experience in risk management from his work as a public company executive officer and audit committee member, which is essential to the Audit Committee and the Board of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

 PROPOSAL 4

ELECTION OF CLASS III DIRECTORS
PROPOSAL 4 WILL NOT BE ADOPTED IF OUR STOCKHOLDERS APPROVE PROPOSAL 1

        As established in our Second Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes, designated as Class I, Class II and Class III. The current seven-member Board of Directors consists of three Class I members, three Class II members and one Class III member. The term for each class is three years, which expires at the third succeeding Annual Meeting of Stockholders after the respective class election. The term for our Board of Directors' Class III director, Rolla P. Huff, expires at this year's Annual Meeting of Stockholders. Additionally, in order to have the number of directors in each of our classes as nearly equal as possible, Marce Fuller has resigned as a Class I director, effective as of this year's Annual Meeting, in order to be a nominee for election as a Class III at the 2011 Annual Meeting of Stockholders. Our Board of Directors has nominated Mr. Huff and Ms. Fuller for election as Class III directors for a three-year term to serve until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified—ONLY in the event Proposal 1 is NOT APPROVED and the Board of Directors remains classified. Mr. Huff's and Ms. Fuller's biographical information is included above in Proposal 3.

        If a nominee is unable to serve as a director, proxies may be voted for another nominee proposed by the Corporate Governance and Nominating Committee and the Board of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE CLASS III NOMINEES NAMED ABOVE.

 CORPORATE GOVERNANCE

Committees of the Board of Directors

        We have the following standing committees of our Board of Directors: Leadership and Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee. Each committee has a charter which is available for review at the following website, www.earthlink.net. The charters may be found by clicking "About Us," then "Investor Relations" and then "Corporate Governance."

  Leadership and Compensation Committee

        The Leadership and Compensation Committee presently consists of Ms. Bowick (Chairperson), Ms. Fuller, Mr. Wheeler and Mr. Wisehart. The Leadership and Compensation Committee met six times during the year ended December 31, 2010. The Leadership and Compensation Committee establishes and approves cash and long-term incentive compensation for our executive officers and directors. The Leadership and Compensation Committee also administers our equity-based compensation plans. The Board of Directors has determined that the members of our Leadership and Compensation Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules for NASDAQ-listed companies.

        The Leadership and Compensation Committee retains an outside independent compensation consultant to provide information and advice concerning compensation. During 2010, the Leadership and Compensation Committee engaged the outside independent consulting firm of Frederic W. Cook & Co., Inc. as part of its review of compensation. The nature and scope of Frederick W. Cook & Co.'s assignment is described on page 26 of this Proxy Statement.

  Audit Committee

        The Audit Committee presently consists of Mr. Wisehart (Chairperson), Ms. Fuller, Mr. Jones and Mr. Koretz. The Audit Committee met nine times during the year ended December 31, 2010. The Audit Committee is responsible for selecting our independent registered public accounting firm, reviewing the results and scope of audits and other services provided by our independent registered public accounting firm, reviewing the results and scope of audits performed by our internal auditors, and reviewing and evaluating our financial reporting and disclosure processes and internal control functions, including management's evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that the members of our Audit Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules for NASDAQ-listed companies and Sections 10A(m)(3)(a) and (B) of the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that all members of our Audit Committee are financially literate as prescribed by the NASDAQ Listing Rules and that Mr. Wisehart is an "audit committee financial expert," within the meaning of the regulations promulgated by the Securities and Exchange Commission, or SEC. No member of the Audit Committee received any payments in 2010 from us or our subsidiaries other than compensation received as a director of EarthLink.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee presently consists of Ms. Fuller (Chairperson), Ms. Bowick, Mr. Koretz and Mr. Wheeler. The Corporate Governance and Nominating Committee met four times during the year ended December 31, 2010. The Corporate Governance and Nominating Committee is responsible for overseeing our corporate governance principles, guidelines and practices, and identifying, nominating, proposing and qualifying nominees for open seats on the Board of Directors. The Board of Directors has determined that the members of our Corporate Governance and Nominating Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules for NASDAQ-listed companies.

Corporate Governance Matters

  Identifying and Evaluating Nominees

        The Corporate Governance and Nominating Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, our officers and employees, and other sources that the Corporate Governance and Nominating Committee deems appropriate. The Corporate Governance and Nominating Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with our certificate of incorporation. In addition to the Corporate Governance and Nominating Committee's charter, we have Corporate Governance Guidelines that contain, among other matters, important information concerning the Corporate Governance and Nominating Committee's responsibilities when identifying and evaluating nominees for director. You will find the charter and guidelines at www.earthlink.net by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

        The Corporate Governance and Nominating Committee considers a number of factors, including an individual's competencies, experience, reputation, integrity, independence and potential for conflicts of interest when identifying director nominees. It also is important to the Corporate Governance and Nominating Committee that the Board of Directors works together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Corporate Governance and Nominating Committee also considers that individual's past contribution and future commitment to EarthLink. The Corporate Governance and Nominating Committee conducts an annual review of the skills, experience and attributes of the Board of Directors to ensure that there is a proper balance. The Corporate Governance and Nominating Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. There are not specific weights given to any one factor, but among the items considered are prior public company experience, financial expertise, industry and operational expertise, private and smaller company experience, gender and other diversity, independence, innovation, government and public policy expertise, governance and legal expertise, executive compensation and human resources expertise and risk management expertise. Additionally, the Corporate Governance and Nominating Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy NASDAQ listing standards and SEC requirements. The Corporate Governance and Nominating Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy NASDAQ financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

        As required by our certificate of incorporation, any stockholder recommendation for a nominee for director to be voted upon at the 2012 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary no later than 90 days in advance of our 2012 Annual Meeting of Stockholders, which is scheduled for May 1, 2012. In addition, the stockholder's notice must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of shares entitled to vote at the applicable meeting and intends to appear in person or by proxy at the applicable meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) all other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the SEC if the nominees were to be nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director if elected. These requirements are separate from the requirements that stockholders must meet to include proposals in the proxy materials for the 2012 Annual Meeting of Stockholders, discussed later in this Proxy Statement.

        There is no difference in the manner by which the Corporate Governance and Nominating Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

  Director Independence

        The Board of Directors considers director independence based both on the meaning of the term "independent director" set forth in Rule 5605(a)(2) of the NASDAQ Listing Rules for NASDAQ-listed companies and on an overall review of transactions and relationships, if any, between the director and us.

        In January 2011, the Board of Directors undertook its annual review of director independence. During this review, the Board of Directors considered transactions and relationships, if any, between each director or any member of his or her immediate family and us. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

        The Board of Directors has determined that Ms. Bowick, Ms. Fuller and Messrs. Jones, Koretz, Wheeler and Wisehart are independent. As determined by the Board of Directors, we have one director who is not independent, Mr. Huff, due to his being our Chief Executive Officer.

        The independent directors of the Board of Directors meet in executive session at least quarterly.

  Board Leadership Structure and Role in Risk Oversight

        Mr. Huff serves as our Chief Executive Officer and our Chairman of the Board. The Chairman of the Board presides at meetings of the stockholders and of the Board of Directors and has such other powers and duties as may be conferred upon him by the full Board of Directors. In order to assure the independent directors continue to play a leading role in our governance, our Board of Directors has an independent Lead Director who is appointed on an annual basis. Ms. Fuller serves as our independent Lead Director. In her role as independent Lead Director, Ms. Fuller has the following duties:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  •
  serves as liaison between the Chairman of the Board and the independent directors;

  •
  provides advice and counsel to the Chairman of the Board on Board of Directors meeting agendas and schedules;

  •
  has the authority to call meetings of the independent directors;

  •
  is available for consultation and direct communication, under appropriate circumstances, if requested by major shareholders; and

  •
  serves as Chairperson of the Corporate Governance and Nominating Committee.

        The Board of Directors has three standing committees, Audit, Corporate Governance and Nominating and Leadership and Compensation. Each committee has a separate chairperson and each of the Audit, Corporate Governance and Nominating and Leadership and Compensation Committees are comprised solely of independent directors. Our Corporate Governance Guidelines provide that the independent directors will meet in executive session at least quarterly, and the Lead Director (or the chairperson of an independent committee, if appropriate) presides at these sessions.

        Given our position in the highly competitive telecommunications industry, we believe having a combined Chief Executive Officer and Chairman of the Board position, along with an independent Lead Director and independent committees, is the most appropriate structure for us and our stockholders. The combined position of Chairman of the Board and Chief Executive Officer provides clear leadership for us and to other members of our industry as we strive to generate stockholder value in this competitive industry through strategic acquisitions and internal growth. The Lead Director facilitates the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board. The Corporate Governance and Nominating Committee and the Board of Directors periodically evaluate our board leadership structure to ensure that it is appropriate for us at the time.

        Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. Although the Audit Committee has primary responsibility for overseeing these matters, the full Board of Directors is actively involved in overseeing risk management for the entire enterprise. On a quarterly basis, the Board of Directors receives a report from the Chief Financial Officer regarding risk management in which we identify our significant risk areas and oversight responsibility and evaluate each risk in terms of the likelihood and impact. The risks that are identified as probable to have the highest impact and are the mostly likely to occur are discussed in detail by the Board of Directors, including a review of the mitigation activities taken by us. The Board of Directors also engages in periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate.

        In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility. The Leadership and Compensation Committee considers succession planning, human resources risks and risks that may result from our executive compensation programs on a regular basis. In this regard, in May 2010 our Leadership and Compensation Committee approved a Compensation Recoupment Policy and in October 2010 it approved Share Ownership Guidelines for our Board of Directors and Chief Executive Officer. Also, at the Leadership and Compensation Committee's direction, our management, with the advice of outside counsel, conducted a risk assessment of our sales incentives paid to employees of our New Edge subsidiary. (Sales incentives are not a feature of the compensation program for employees in our consumer segment due to the different nature of the Internet access industry.) The Leadership and Compensation Committee believes that overall the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

        Periodically, the Corporate Governance and Nominating Committee, along with the full Board of Directors, considers governance risks. The current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by our Chairman of the Board and Lead Director.

  Stockholder Communications with the Board of Directors

        We encourage stockholders to communicate with our Board of Directors by sending written correspondence to EarthLink, Inc., Attention: Lead Director, 1375 Peachtree Street, Mail Stop 1A7-14, Atlanta, Georgia, 30309. We do not screen correspondence for content but may screen regular incoming mail for security reasons. The Lead Director and her duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Lead Director is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.

  Annual Performance Evaluations

        Our Corporate Governance Guidelines provide that the Board of Directors and its Committees shall conduct an annual evaluation to assess and enhance their effectiveness. The Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee are also required to each conduct an annual self-evaluation. The Board of Directors, Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee each conducted an annual self-evaluation process during 2010.

  Policy Regarding Attendance at Annual Meetings

        We have a policy encouraging directors to attend annual meetings of stockholders. All of our directors were present at the 2010 Annual Meeting of Stockholders.

  Codes of Ethics

        We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. We also have a Code of Business Conduct and Ethics for directors, officers and employees. Copies of each of these codes may be found at the following website, www.earthlink.net. You will find the codes by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

Corporate Governance and Nominating Committee Report

        The Corporate Governance and Nominating Committee's overall purposes are to (a) oversee our corporate governance principles, guidelines and practices and (b) identify, interview, qualify and recommend to the Board of Directors individuals to stand for election to, or fill any vacant seats on, the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors is comprised entirely of independent directors.

        The Corporate Governance and Nominating Committee operates under a written charter. During the past year, the Corporate Governance and Nominating Committee has reviewed and reassessed its charter and determined to amend the charter to assign responsibility for oversight of our regulatory compliance and applicable public policy and legislative matters to the Corporate Governance and Nominating Committee, which was previously reviewed by the Audit Committee.

        Among the Corporate Governance and Nominating Committee's activities during 2010 and to date in 2011 were the following:

  •
  Updated the Board of Directors Goals, Objectives and Duties document to synchronize the Board's 2010 objectives with the performance objectives of our Chief Executive Officer, which are described on page 29 of this Proxy Statement.

  •
  Recommended to the Board of Directors to approve the proposals to declassify the Board of Directors and establish a majority voting standard for uncontested director elections.

  •
  In light of our acquisition of ITC^DeltaCom and our pending acquisition of One Communications, whose operations are subject to greater federal and state regulation than our consumer business, amended its charter to assume responsibility for overseeing public policy and legislative matters applicable to us as well as our regulatory compliance.

        Additionally, during late 2010 and into 2011, the Corporate Governance and Nominating Committee began to prepare for adding new members to our Board of Directors in light of the significant growth in our business services operations through the acquisitions of ITC^DeltaCom and One Communications. Accordingly, the Corporate Governance and Nominating Committee engaged an executive search firm to assist it in reviewing and identifying qualified candidates to serve on the Board of Directors. This process is ongoing.

        Also, in connection with the 2010 Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee reviewed each director's independence and affirmed that, other than Mr. Huff, each is independent based on the independence standards outlined in the NASDAQ Listing Rules for NASDAQ-listed companies and other standards considered by the Corporate Governance and Nominating

Committee. Additionally, the Corporate Governance and Nominating Committee reviewed the qualifications of the directors nominated and determined that the nominees qualified for election at the 2011 Annual Meeting of Stockholders.

                Submitted by: Corporate Governance and Nominating Committee

                Marce Fuller (Chairperson)
                Susan D. Bowick
                David A. Koretz
                Thomas E. Wheeler

        The Corporate Governance and Nominating Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Director Compensation

        The following table presents information relating to total compensation of our directors for the year ended December 31, 2010, other than Rolla P. Huff, our Chairman and Chief Executive Officer, who did not receive additional compensation as a director and whose compensation is included in the Summary Compensation Table elsewhere in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Susan D. Bowick	$76,500	$80,000	(3)	$—	$—	$—	$—	$156,500
Marce Fuller	93,500	80,000	(3)	—	—	—	—	173,500
Terrell B. Jones	50,500	80,000	(3)	—	—	—	—	130,500
David A. Koretz	59,000	80,000	(3)	—	—	—	—	139,000
Thomas E. Wheeler	54,000	80,000	(3)	—	—	—	—	134,000
M. Wayne Wisehart	80,500	80,000	(3)	—	—	—	—	160,500

(1)
Compensation for stock awards represents the aggregate grant date fair value of the stock award, computed based on the number of stock awards granted and the closing stock price of EarthLink Common Stock on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference into this Proxy Statement. The aggregate number of stock awards outstanding as of December 31, 2010, were as follows: Ms. Bowick, 9,435, Ms. Fuller, 10,383, Mr. Jones, 10,383, Mr. Koretz, 9,435, Mr. Wheeler, 10,383 and Mr. Wisehart, 9,435.

(2)
The aggregate number of option awards outstanding as of December 31, 2010, were as follows: Ms. Bowick, 0, Ms. Fuller, 82,500, Mr. Jones, 65,000, Mr. Koretz, 0, Mr. Wheeler, 37,500 and Mr. Wisehart, 0.

(3)
Pursuant to the EarthLink, Inc. Board of Directors Compensation Plan, on each of January 4, 2010 and July 20, 2010, we granted restricted stock units valued at $40,000 to each independent director serving on our Board of Directors on that date. The number of restricted stock units granted to each of these directors on these dates was 4,684 and 4,751, respectively, which was based on the closing price of EarthLink Common Stock on the dates of grant, or $8.54 per share and $8.42 per share, respectively. The restricted stock units vest and become exercisable one year from the date of grant.

        During 2010, we paid each independent director an annual retainer of $35,000 for serving on the Board of Directors, paid semi-annually. We paid the Lead Director an additional annual retainer of $20,000, paid semi-annually. We paid the Chairperson of the Corporate Governance and Nominating Committee an additional annual retainer of $10,000 for serving in such capacity, paid semi-annually. We paid the Chairperson of the Audit Committee and the Chairperson of the Leadership and Compensation Committee an additional annual retainer of $20,000 for serving in such capacity, paid semi-annually.

        During 2010, we paid each independent member of the Board of Directors $1,000 for each full Board of Directors and committee meeting he or she attended in person ($500 if he or she attended telephonically). We also reimbursed directors for the expenses they incurred in attending meetings of the Board of Directors or committees thereof.

        Under the Board of Directors Compensation Plan, when they join the Board of Directors independent directors receive an initial grant of restricted stock units covering stock valued at $45,000 on the date of grant. Each independent director also receives a grant of restricted stock units twice each year covering stock valued at $40,000 at the time of the grant. The grants are made on the first business day of January of each year and on the date of the July Board of Directors meeting each year. The restricted stock units vest after one year or upon an earlier change in control, and upon vesting the director will receive shares of Common Stock.

        Our Chief Executive Officer does not receive additional compensation for serving as a director or Chairman of the Board.

        We pay program fees and associated travel expenses for each director to participate in relevant director education programs.

        We do not pay additional compensation to directors who are not independent for their service as directors but do reimburse such directors for expenses incurred in attending meetings of the Board of Directors and its committees.

        The Leadership and Compensation Committee periodically considers our Board of Directors compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board of Directors and its various committees. The Leadership and Compensation Committee also periodically reviews the compensation policies of other public company boards of directors by reviewing market surveys of director compensation data prepared by third party consulting firms, including a survey of technology companies. In January 2011, the Leadership and Compensation Committee amended our directors' compensation policy in order to eliminate meeting attendance fees and the initial grant of restricted stock units, to increase the amount of the annual retainer for each independent director to $70,000 and to provide that all retainers are paid in advance following the annual stockholder meeting in May. The policy was also amended to provide that an annual grant of restricted stock units of $80,000 will be made in one installment on the first business day immediately following the annual stockholder meeting in May. The Leadership and Compensation Committee made this change based on an analysis of director compensation trends prepared by its independent compensation consultant.

 EXECUTIVE OFFICERS

        Our executive officers serve at the discretion of the Board of Directors, and serve until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers presently include: Rolla P. Huff, Kevin F. Brand, Samuel R. DeSimone, Jr., Barbara Dondiego, Bradley A. Ferguson, Brian Fink, Stacie S. Hagan, James P. O'Brien, Cardi M. Prinzi, Robert Scott and Joseph M. Wetzel. The following sets forth biographical information for our executive officers who are not directors. Biographical information for Rolla P. Huff, who is also a director, is provided in the section entitled "Proposal 1—Election of Directors—Directors Standing for Election" of this Proxy Statement.

Kevin F. Brand—Executive Vice President, Consumer Products and Support

Age: 52

        Mr. Brand has served as our Executive Vice President, Consumer Products and Support since November 2010. Mr. Brand joined us in June 2001 and served as Vice President, Network Operations and Vice President, Products prior to his current role. Mr. Brand was Executive Vice President of Operations at CAIS Internet from November 1999 through January 2001. CAIS Internet, which changed its name to Ardent Communications, Inc. in July 2001, filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in October 2001 and all of the company's assets were later sold. From June 1980 through November 1999, Mr. Brand worked in a variety of management positions at AT&T, AT&T Paradyne and AT&T Bell Laboratories in operations, customer support, product management, marketing and technical areas.

Samuel R. DeSimone, Jr.—Executive Vice President, General Counsel and Secretary

Age: 51

        Mr. DeSimone has served as our Executive Vice President, General Counsel and Secretary since February 2000. Prior to that, Mr. DeSimone served in such capacities at MindSpring Enterprises Inc. since November 1998 prior to its merger with EarthLink Network, Inc. in February 2000. From September 1995 to August 1998, Mr. DeSimone served as Vice President of Corporate Development with Merix Corporation, a printed circuit board manufacturer. From June 1990 to August 1995, he was an associate attorney and a partner with Lane Powell Spears Lubersky of Portland, Oregon.

Barbara Dondiego

Age 35

        Ms. Dondiego has served as our Senior Vice President of Marketing and Chief Marketing Officer since January 2011. Previously, Ms. Dondiego served as Senior Vice President of Marketing and Product Development for ITC^DeltaCom from August 2009 through 2010. Ms. Dondiego joined WilTel Communications in 2004 which was acquired by Level 3 Communications, an international provider of fiber-based communications services, in 2005 where she held various marketing leadership positions including Senior Vice President of Marketing and Vice President of Marketing from 2004 to August 2009. Prior to joining Level 3, Ms Dondiego held various leadership roles at McLeodUSA and MCI from 1996 to 2006.

Bradley A. Ferguson—Executive Vice President, Chief Financial Officer

Age: 40

        Mr. Ferguson has served as our Executive Vice President, Chief Financial Officer since August 2009. He also serves as our Principal Accounting Officer. From September 2005 to August 2009, Mr. Ferguson served as our Vice President, Controller. From September 2002 to September 2005, Mr. Ferguson served as our Vice President—Commercial Finance. Mr. Ferguson has been an officer of our Company since the merger of EarthLink Network, Inc. and MindSpring Enterprises, Inc. in February 2000 and was an officer of MindSpring Enterprises, Inc. prior to that time. Prior to joining MindSpring, Mr. Ferguson was a member of the audit practice at Arthur Andersen LLP.

Brian P. Fink

Age: 48

        Mr. Fink has served as our Senior Vice President, Strategic Planning and Program Delivery since January 2011. From May 2009 to January 2011, Mr. Fink served as the Managing Partner of IntegraTouch, LLC, a company he founded which operates as a development, operations and integration solutions company; from December 2002 to May 2007, he served IntegraTouch, LLC as Chief Executive Officer, Managing Partner and member of the Board of Directors. From May 2007 to May 2009 Mr. Fink served as Executive Vice President and Chief Information Officer of One Communications, a regional telecommunications provider. From 1994 to 2002, Mr. Fink was an officer of Global Crossing / Frontier Communications, an IP solutions provider. Prior to 1994, Mr. Fink held the CIO position for a regional telecommunications company, Schneider Communications, and development and strategic planning roles for AT&T Bell Labs. Mr. Fink has served on the Board of Directors of WorldGate Communications, Inc., a video and communications technology provider, since April 2009.

Stacie S. Hagan—Executive Vice President, Chief People Officer

Age: 44

        Ms. Hagan has served as our Executive Vice President, Chief People Officer since March 2007. Ms. Hagan joined us in September 2002 and has served in several capacities, including Vice President, Human Resources. Prior to joining us, Ms. Hagan served as President/Principal at SynerChange International, Inc. from 1993 until 2002.

James P. O'Brien—Executive Vice President, Network Services and Operations

Age: 47

        Mr. O'Brien has served as our Executive Vice President, Network Services and Operations since December 2010 following our acquisition of ITC^DeltaCom. Previously, Mr. O'Brien served as Executive Vice President, Operations of ITC^DeltaCom since February 2005. He served as Senior Vice President for Engineering and Operations at ICG Communications, Inc. from 2001 to 2005 and as Vice President for the Network Operations Center with ICG Communications, Inc. from 1999 to 2001. Prior to joining ICG Communications, Inc., Mr. O'Brien held positions at ICG/AT&T and The Associated Press.

Cardi M. Prinzi—Executive Vice President, Sales and Marketing

Age: 54

        Mr. Prinzi has served as Executive Vice President, Sales and Marketing since November 2010. Mr. Prinzi joined us in July 2009 and served as President, New Edge Networks prior to his current role. From September 2003 to June 2009, Mr. Prinzi served as Senior Vice President of Marketing of TelePacific Communications, a business telecommunications company. In addition, Mr. Prinzi has held executive level positions at Pihana Pacific, Inc. (Equinix, Inc.), WorldCom/MFS and Sprint.

Robert L. Scott—Chief Information Officer

Age: 48

        Mr. Scott has served as our Chief Information Officer since April 2008. From August 2003 to April 2008, Mr. Scott served as Chief Information Officer of BT Global Financial Services (Radianz), a connectivity services provider. Mr. Scott has held officer level positions as CIO and CTO at MPower Communications and Logix Communications, respectively.

Joseph M. Wetzel—President and Chief Operating Officer

Age: 55

        Mr. Wetzel has served as our President since May 2010 and as our Chief Operating Officer since August 2007. Mr. Wetzel served as the President and Chief Operating Officer of Mpower Holding Corporation, a business telecommunications company, from July 2001 until its merger with a subsidiary of U.S. TelePacific Holdings Corp. in August 2006. Prior to that, Mr. Wetzel served as President of Operations of Mpower Holding Corporation from August 2000 through July 2001. He also served on the Board of Directors of Mpower Holding Corporation from March 2002 until April 2003. Mpower filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in April 2002 and emerged from bankruptcy protection in July 2002. From 1997 to 2000, Mr. Wetzel was Vice President of Technology with MediaOne Group and from 1993 to 1997 was Vice President of Technology with MediaOne's multimedia group.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required. All persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the year ended December 31, 2010 except that a Form 4 reporting the grant of restricted stock units was filed four days late for Mr. Prinzi as a result of an administrative oversight.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information concerning the beneficial ownership of our issued and outstanding Common Stock by (i) those persons known by management to own beneficially more than 5% of our issued and outstanding Common Stock, (ii) our directors, (iii) the executive officers identified as "Named Executive Officers" in the Summary Compensation Table on page 37 of this Proxy Statement, and (iv) all of our directors and officers as a group. Except as otherwise indicated in the footnotes below, such information is provided as of                        , 2011. According to SEC rules, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Susan D. Bowick			*
Kevin F. Brand		(4)	*
Samuel R. DeSimone, Jr.		(5)	*
Bradley A. Ferguson		(6)	*
Marce Fuller		(7)	*
Rolla P. Huff		(8)	*
Terrell B. Jones		(9)
David A. Koretz			*
Joseph M. Wetzel		(10)	*
Thomas E. Wheeler		(11)	*
M. Wayne Wisehart			*
BlackRock, Inc.		(12)
Renaissance Technologies LLC		(13)
Sterling Capital Management LLC		(14)
The Vanguard Group, Inc		(15)
All directors and executive officers as a group (17 persons)		(16)

*
Represents beneficial ownership of less than 1.0% of our Common Stock.

(1)
Except as otherwise indicated by footnote below or in any applicable Schedule 13D, Schedule 13G or Form 13F, (i) the named person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, and (ii) the address of the named person is that of EarthLink.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors such as voting and investment power with respect to shares of Common Stock.

(3)
Calculated based on                        shares of Common Stock outstanding as of                                    , 2011.

(4)
Includes options to purchase                          shares of Common Stock.

(5)
Includes options to purchase                          shares of Common Stock.

(6)
Includes options to purchase                          shares of Common Stock.

(7)
Includes options to purchase                          shares of Common Stock.

(8)
Includes options to purchase                          shares of Common Stock.

(9)
Includes options to purchase                          shares of Common Stock.

(10)
Includes options to purchase                          shares of Common Stock.

(11)
Includes options to purchase                          shares of Common Stock.

(12)
Represents beneficial ownership as of December 31, 2010, according to the Schedule 13G filed by BlackRock, Inc. on February 4, 2011. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(13)
Represents beneficial ownership as of December 31, 2010, according to the Schedule 13G filed by Renaissance Technologies LLC on                         , 2011. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.

(14)
Represents beneficial ownership as of December 31, 2010, according to the Schedule 13G filed by Sterling Capital Management LLC on January 31, 2011. The address for Sterling Capital Management LLC is Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, NC 28211.

(15)
Represents beneficial ownership as of December 31, 2010, according to the Schedule 13G filed by The Vanguard Group, Inc. on                         , 2011. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malver, PA 19355.

(16)
Includes options to purchase an aggregate of                          shares of Common Stock.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Guiding Philosophy

        Our primary executive compensation goals have been to:

  •
  offer competitive compensation to attract and retain talented executives,

  •
  tie annual cash incentives to achievement of performance objectives that tie directly to our strategic and operational goals, and

  •
  align executives' interests with long-term stockholder value creation.

        To achieve these goals, we have used a "Total Rewards" approach establishing a compensation package of separate, but integrated components, including: base salary, short-term annual cash incentives, long-term incentive compensation, retention incentives and health and welfare benefits.

  Business Challenges and Context

        Since our restructuring in 2007, we have gone through a significant transition, focusing on strengthening short-term performance while exploring strategic alternatives that would deliver long-term shareholder value. During this period our business strategy has been to maximize cash flows through customer retention and improved operational efficiency. Our compensation programs in 2008 through 2010 reflected this business strategy and should be evaluated in light of our unique business position. Specifically we have structured our short-term annual incentive plan to incentivize cash generation. Our long-term programs have been focused primarily on retention and stock ownership to retain executives during this transition period and reinforce the link to shareholders. We believe this strategy has been successful, demonstrated by strong cash flow performance in 2008 through 2010, our recent acquisition of ITC^DeltaCom, and our entering into a definitive agreement to acquire One Communications. During this three year period, our total return to stockholders (including dividends) has been 35.062% compared to 6.823% and -10.064% for the Russell 2000 Index and NASDAQ Telecomm Index, respectively.

        In 2011, our business strategy reflects our new focus on being a leading IP infrastructure and managed services provider and our executive compensation programs are being redesigned accordingly. For our 2011 executive compensation program, our 2011 short-term bonus plan includes performance objectives tied to revenue as well as Adjusted EBITDA ("Adjusted EBITDA" refers to net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs). We also have instituted an annual equity award program which for 2011 includes service-based vesting provisions as well as performance-based awards tied to critical integration milestones.

  Executive Summary for 2010

        While maintaining our guiding philosophy of competitive and affordable Total Rewards, our compensation decisions in 2010 continued to align our compensation practices with our position in the highly competitive Internet access industry by rewarding performance and focusing on retention programs. The Leadership and Compensation Committee of the Board of Directors, or the Committee, designed the compensation programs for 2010 to retain the key talent necessary to drive our performance in the near-term and thereby sustain opportunities for strategic alternatives aimed at building long-term shareholder value. The Committee intends for the compensation programs to provide appropriate performance incentives while maintaining accountability to stockholders.

        During 2010, we continued improvements in customer retention and operational efficiencies while generating significant cash. We also completed our acquisition of ITC^DeltaCom and entered into a definitive agreement to acquire One Communications, which acquisitions we believe will lead to increased shareholder value. We generated $219.1 million in Adjusted EBITDA for 2010. In 2010, management reduced total sales and marketing, operations, customer support, and general and administrative expenses by 20% from the prior year. In addition, we generated $195.1 million of free cash flow (defined as Adjusted EBITDA minus capital expenses) and paid $67.5 million in dividends.

        The short-term incentive plan described on pages 30 to 31 of this Proxy Statement was designed to provide compelling incentives for management to achieve performance against plan. In 2010, this plan's performance goals were based on Adjusted EBITDA targets. Final year results exceeded our annual cash bonus plan's Adjusted EBITDA performance target. The resulting payouts to our Named Executive Officers under our short-term annual bonus plan are provided on page 31 of this Proxy Statement.

        In 2009 the Committee had adopted a retention incentive plan covering the 2009 to 2010 time period and in 2009 only granted long-term equity awards on a limited individual basis, as described on page 32 of this Proxy Statement. The retention incentive plan described on pages 32 to 33 of this Proxy Statement included an opportunity for a cash-denominated award payable over two years in cash, stock, or a combination thereof at the discretion of the Committee.

        In July 2010, taking into account that the preponderance of current retention incentives currently in place fully vest in February 2011, the Committee determined to reinstate our broad-based long-term incentive program. The Committee believed this would aid in retention of key executives as we further explored our alternatives for increasing shareholder value and would further align the interests of our executives with our stockholders. The long-term incentive program described on pages 31 to 32 of this Proxy Statement consisted of a grant of restricted stock units to selected employees.

        As detailed below, the Committee believes total direct compensation for our Named Executive Officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies and reflected our strong performance in 2010. The Committee also believes the 2010 compensation design was effective in driving performance by generating meaningful rewards for achieving business objectives and was reasonable investment relative to the overall shareholder value creation in 2010.

  Determining Compensation

        Leadership and Compensation Committee.    As described on page 12 of this Proxy Statement, we have a Leadership and Compensation Committee of the Board of Directors which currently consists of Ms. Bowick (Chairperson), Ms. Fuller, Mr. Wheeler and Mr. Wisehart. The Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website, www.earthlink.net. This charter is reviewed annually by the Committee and was last amended on February 3, 2010. The Board of Directors has determined that the members of the Committee are "independent directors" (within the meaning of Rule 5605(a)(2) of the Rules of NASDAQ and the independence standards of our Corporate Governance Guidelines). While the Committee's charter does not specify qualifications required for Committee members, Ms. Bowick is a former executive officer of human resources at a large technology company and is currently the compensation committee chairperson for another public company's board of directors. Ms. Fuller and Mr. Wisehart are members of other public company boards of directors and are a former chief executive officer and chief financial officer of a public company, respectively. Mr. Wheeler is a managing director of a venture capital fund which has ownership positions in numerous technology companies. Ms. Fuller and Mr. Wisehart are also members of the Audit Committee, which not only permits direct continuity between these two committees but also facilitates the Committee's review of whether our compensation programs pose any material risks for the Company.

        Since 2005, the Committee has retained its own independent compensation consultant to review certain information and advice provided by management, and to provide additional information and advice to the Committee concerning compensation. The Committee confers with its outside consultant without management present to discuss our executive compensation programs, Chief Executive Officer compensation, and best practices in executive compensation matters.

        Beginning in August 2008, the Committee began working with Frederic W. Cook & Co., Inc. as its independent compensation consultant. The role of the consultant is to provide advice and counsel. In 2010, the consultant performed work at the direction and under the supervision of the Committee, and the Committee does not delegate authority to consultants or to other parties. The Committee's consultant at times works directly with management on behalf of the Committee, but under direction and approval of the Committee. The Committee's consultant provides no other services to the Company.

        The table below outlines the roles and responsibilities related to executive compensation:

Leadership and Compensation Committee	• Designs, evaluates and approves our executive compensation plans, policies and programs
• Establishes the cash and short-term incentive compensation for our executive officers
• Determines the compensation programs for the members of our Board of Directors and its committees.
• Administers our equity-based compensation plans
• At least annually conducts a review of our management personnel and conducts management succession planning.
Independent Board Members	• Annually review and evaluate the goals and objectives relevant to the compensation of our Chief Executive Officer
• Annually evaluates the performance of our Chief Executive Officer in light of his goals and objectives
• Provides final review of our Chief Executive Officer's compensation
F. W. Cook (Independent Consultant to the Committee)	• Participated in all Committee meetings during 2010
• Reviewed materials in advance, and provided to the Committee additional information on market trends.

•       Provided advice, research and analytical services on a variety of subjects, including compensation of our Named Executive Officers, nonemployee director compensation, adoption of a compensation recoupment policy and adoption of stock ownership guidelines as well as general executive compensation trends.

Chief Executive Officer	• Proposes compensation for our other Named Executive Officers
• Works with the Committee to determine the business performance targets in our bonus plans
• Attends Committee meetings, except for executive sessions related to his compensation

•       Our Chief Executive Officer does not make recommendations to the Committee regarding his annual base salary, his equity compensation awards or other long-term incentives or his annual bonus plan target payment

Other Members of Management

•       Employees reporting to the Chief People Officer together with the Committee's external consultant prepare materials for the Committee using market data from both broad-based and targeted national compensation surveys

        In determining compensation, the Committee generally takes into account our business strategy, internal consistency, external market competitiveness in light of general economic trends, and individual and business performance.

        Competitive Market Information.    To ensure that our compensation programs are competitive, the Committee in 2010 compared our compensation practices to the competitive market using published survey and proxy data. In 2010, based on our current revenue levels, the market data included companies with $500 million to $1.5 billion in revenue. Management provided the Committee with comparisons for base salary, total annual cash compensation (base salary plus annual incentives at both target incentive levels and actual performance-based incentive levels) and total direct compensation (base salary, annual cash incentives and long-term equity incentives). Data sources for executive compensation information reviewed in February 2010 included the following sources:

  •
  Equilar ExecutiveInsight Database:  Companies with $500 million to $1.5 billion in revenue and market capitalization, using the technology industry only when sufficient sample size was available. Specific companies in the database are included below, but not all companies were compared for all officer positions:

Acxiom Corp.	NDS Group PLC
ADC Telecommunications Inc.	Netgear, Inc.
Adtran Inc.	Ntelos Holdings Corp.
Arris Group Inc.	Omnivision Technologies Inc.
Avocent Corp.	Orbitz Worldwide, Inc.
Centennial Communications Corp./DE	OSI Systems Inc.
Ciena Corp.	Plantronics Inc./CA
Cincinnati Bell Inc.	Progress Software Corp.
Coherent Inc.	Quantum Corp.
Comtech Telecommunications Corp.	Realnetworks Inc.
Cubic Corp./DE	RF Micro Devices Inc.
Cymer Inc.	Rofin Sinar Technologies Inc.
Eclipsys Corp.	Sapient Corp.
Electronics for Imaging Inc.	Savvis, Inc.
Entegris Inc.	Scientific Games Corp.
FEI Co.	Stanley, Inc.
Finisar Corp.	Sunpower Corp.
Infinera Corp.	Sykes Enterprises Inc.
Integrated Device Technology Inc.	Syniverse Holdings Inc.
Ion Geophysical Corp.	Triquint Semiconductor Inc.
L-1 Identity Solutions, Inc.	TTM Technologies Inc.
Lawson Software, Inc.	United Online Inc.
Littlefuse Inc.	Valueclick Inc./CA
Loral Space & Communications Inc.	Varian Inc.
Mentor Graphics Corp.	Verifone Holdings, Inc.
MKS Instruments Inc.	Verigy Ltd.
Multi-Fineline Electronix, Inc.	Viasat Inc.

  •
  Radford Executive Database:  Companies with $500 million to $999 million in revenue. Specific companies in the database are included below, but not all companies were compared for all officer positions:

Adtran Inc.	ICF International	Realnetworks Inc.
Akamai Technologies	Infineon Technologies	Red Hat
Aspect Software	Infinera	Resmed
Avid Technology	Integrated Device Technology	Risk Management Solutions
BAE Systems—Network Systems	Intermec	Sage Software
Brooks Automation	International Rectifier	Savvis Communications
Cambridge silicon Radio	Intersil	SEH America
Ciena	Intuitive Surgical	Sensus Metering Systems
Coherent Inc.	Ion Geophysical	Skyworks Solutions
Coinstar	IPC Systems	Space Systems/Loral
Conexant Systems	ITG	Stanley Associates
Cubic Corporation	Kaiser Permanente-KPIT	Sterling Commerce
Cypress Semiconductor	Kronos	Stmicroelectronics
Dana-Farber Cancer Institute	L-1 Identify Solutions	Stryker Endoscopy
Disney Interactive Media Group	Laird Technologies	SUMCO VSA Phoenix
DJO	Lawson Software	Syniverse Technologies
Dolby Laboratories	Loral Space & Communications	Telcordia Technologies
ECC	Meggitt-USA	The Johns Hopkins University
Eclipsys	Mentor Graphics	The Mathworks
Electronics for Imaging Inc.	Microsemi Misys	The PMI Group
Emdeon Business Services	Mitel Networks	THQ Inc.
Entegris Inc.	Mitsubishi Digital Electronics America	Tibco Software Inc.
Equinix	Moody's Analytics	Toshiba America Business Solutions
ESRI	National Instruments	Toshiba America Medical System
F5 Networks	Navteq	Triquint Semiconductor
FEI Company	NDS Americas	Varian Semiconductor Equipment
Finisar Forsythe Technology	Novell	Verifone
Fox Interactive Media	Omnivision Technologies Inc.	Verigy
Genencor, a Danisco division	Open Text	Verisign
Getty Images	Orbitz Worldwide Inc.	Viasat
GTSI	Panduit	Vonage
Harris Stratex Networks	Plantronics Inc.	Welch Allyn
Hitachi High Technologies	PMC-Sierra Progress Software	WMS Gaming
Howard Hughes Medical	Qlogic	Xerox International Partners
Hutchinson Technology	Quantum	Zebra Technologies
Hypercom	Quest Software
IAC Search & Media	RCN Corp.

        The Committee reviewed these databases because they contain a sufficient number of comparator companies to provide reliable benchmarks for each of our executive positions. The Committee used data from these sources to evaluate base salary, total annual cash compensation, target annual incentive levels and total direct compensation for our Named Executive Officers.

        Based on the latest survey group data available to the Committee prior to establishing base salaries and annual incentives for 2010, average total cash compensation for the named executive officers was 142% of the market median, due to strong performance on the 2009 annual incentive plan and the vesting of one-half of the 2009 retention incentive award. The average total direct compensation for the named executive officers was 110% of the median.

        Executive Performance.    In 2010, the Committee also took into consideration individual and overall Company operating performance to ensure executive compensation reflected past performance as well as future potential and adequately differentiates between employees, based on scope and complexity of the employee's job position, market comparisons and individual performance.

        The Chief Executive Officer's performance is typically reviewed annually by the Committee and the Board of Directors prior to considering changes in base salary, bonus payouts and total compensation. In February 2010, the Committee and the Board of Directors reviewed the Chief Executive Officer's annual performance in light of Company performance and leadership objectives designated by the Board of Directors as essential to the role of the Company's Chief Executive Officer for 2010.

        In this review the Board of Directors also established Mr. Huff's 2010 performance objectives which included meeting or exceeding $184 million in operating EBITDA; either substantially scaling the revenue and increasing the profitability of the SMB business or executing a strategic transaction that reduces exposure to this business; retaining and nurturing investor relationships; evaluating the viability of the outsourcing of IT activities; proposing a detailed succession plan for senior management; and proposing alternatives for the optimal use of capital resources.

        The compensation policies with respect to our Named Executive Officers in 2010 did not differ materially between these officers, other than that our Chief Executive Officer and our President and Chief Operating Officer have employment agreements. Other than with respect to the Chief Executive Officer's individual performance objectives, our targets and compensation philosophy were consistent across all Named Executive Officers.

  Elements of Executive Compensation

        The elements of executive compensation include base salary, short-term annual bonuses, long-term incentive compensation, retention incentives and benefits. In 2010, the Committee did not allocate specific weight to each of the compensation components, but its intent was to:

  1)
  align total direct compensation (including base salary, annual cash incentives and long-term equity incentives) with the our business goals;

  2)
  ensure that compensation was competitive with other companies of similar size operating in the technology and telecommunications sectors; and

  3)
  in light of our competitive position in the Internet access industry, ensure that total direct compensation would have significant retention value to our remaining employee base and drive our performance.

        We evaluated each component of compensation in comparison to past Company practice, competitive benchmarks and Company performance goals.

  Base Salaries

        In February 2010, the Committee reviewed base salaries in relation to the market median of comparison companies. The 2010 total base salaries for our Named Executive Officer group, excluding our Chief Executive Officer, were approximately 100% of the market median described above, with individuals ranging between 91% and 113% of market median. The Committee determined that no base salary increases would be provided to the Named Executive Officers for 2010, with the exception of our Chief Financial Officer. Mr. Ferguson's base salary was increased to be more competitive with the market median for chief financial officers and in recognition of his performance in 2009 and additional experience as a chief financial officer since his promotion to this position in August 2009. Mr. Wetzel received a salary increase in May 2010 in connection with his promotion to President. Mr. Brand received a salary increase in September 2010 in connection with an increase in his responsibilities. The following table summarizes the 2010 base salaries for our Named Executive Officers, which became effective in March 2010 (other than as described above):

Name and Title	2010 Base Salaries
Rolla P. Huff	$800,000
Chairman of the Board, Chief Executive Officer
Joseph M. Wetzel	475,000
President and Chief Operating Officer
Bradley A. Ferguson	310,000
Executive Vice President, Chief Financial Officer
Kevin F. Brand	300,000
Executive Vice President, Consumer Products and Support
Samuel R. DeSimone, Jr.	295,000
Executive Vice President, General Counsel and Secretary

        In setting Mr. Huff's annual base salary for 2010, the Committee took into account compensation information for chief executive officers within the peer groups referenced above, Mr. Huff's leadership in our generation of significant cash, and Mr. Huff's and our performance during 2009. Mr. Huff's annualized base salary for 2010 was determined to be 133% of the median for the comparison group. The Committee believes this 2010 base pay is reasonable in light of our performance under Mr. Huff's leadership.

  Short-Term Annual Bonuses

        2010 Annual Bonus Plan.    The annual bonus opportunities established for our executive officers in 2010 were intended to provide an incentive for advancing our performance in the short term. In February 2010, the Committee adopted the 2010 Annual Bonus Plan with a performance metric related to Company Adjusted EBITDA. The Committee took into account our 2010 operating plan when it approved the levels of Adjusted EBITDA necessary to satisfy the threshold, target and maximum bonus payouts.

        In February 2011, the Committee reviewed our actual operating performance for the year ended December 31, 2010 against the 2010 Annual Bonus Plan goals and approved the achievement levels and a bonus payout of 170.2% of the target bonus potential. The 2010 Annual Bonus Plan performance targets and achievement are set forth below:

2010 Annual Bonus Plan Performance Targets and Achievement
(in millions)

	50% Payout Threshold	100% Payout Target	200% Payout Maximum	2010 Actual Performance		Achievement- based Payout
Adjusted EBITDA	$175.0	$187.0	$215.0	$209.0	(1)	170.2%

(1)
The Committee used its discretion under the 2010 Annual Bonus Plan to reduce the Adjusted EBITDA performance achievement for purposes of the Plan from $219.1 million to $209.0 million to take into account unanticipated items relating to one-time benefits, including accounting adjustments.

        Our Named Executive Officers' target bonus opportunity as a percentage of eligible earnings is identified in the table below. Each executive officer's bonus payout is the product of the overall bonus payout percentage multiplied by the individual's target bonus opportunity multiplied by the individual's eligible earnings for 2010. Given the competitive market position of the compensation of our Named Executive Officers, the Committee determined to hold target bonus opportunities as a percentage of eligible earnings flat for 2010 for each of the Named Executive Officers, other than Mr. Ferguson. In May

2010 Mr. Ferguson's target bonus opportunity was increased from 50% to 60% in recognition of the relative competitiveness of his salary and his 2009 achievements and additional experience as a chief financial officer. Also in May 2010, Mr. Wetzel's target bonus opportunity was increased from 65% to 80% in connection with his appointment as President and in recognition of the additional duties and responsibilities that role includes. In September 2010, Mr. Brand's target bonus opportunity was increased to 55% in connection with the increase in his responsibilities.

        2010 Bonus Payments.    In light of our performance against the Adjusted EBITDA targets for 2010, and taking into account the individual performance of each executive to ensure there were no cases of under-performance, the Committee approved the bonuses earned under the 2010 Annual Bonus Plan for the following Named Executive Officers with bonus payments being paid in cash in February 2011.

Name	2010 Target Bonus Opportunity	2010 Annual Bonus Plan Payment
Rolla P. Huff	100%	$1,361,600
Joseph M. Wetzel	80%	618,952
Bradley A. Ferguson	60%	315,001
Kevin F. Brand	55%	277,589
Samuel R. DeSimone, Jr.	50%	251,045

        The Committee reserves the right to exercise discretion to award individual compensation regardless of actual attainment of relevant company performance goals or to reduce the size of any individual bonus payout under the bonus plan. The Committee did not exercise such discretion regarding the 2010 bonus payments to the Named Executive Officers under the 2010 Annual Bonus Plan.

  Long-Term Incentive Compensation

        Our long-term incentive compensation plan for our executive officers historically has been based on our equity incentive plans. These plans promote ownership of Common Stock, which, in turn, provides a common interest between our stockholders and our executive officers. In July 2010, the Committee determined to reinstate our broad-based long-term incentive compensation plan and to grant awards for restricted stock units to certain employees, including the Named Executive Officers. The Committee intended for this long-term incentive compensation plan to aid in the retention of key employees considering that the preponderance of current retention incentives in place fully vest in February 2011 as we continued to reduce costs in our consumer business while evaluating strategic alternatives. The Committee determined to make an annual equity grant in July with a vesting schedule of 10 and 16 months to provide a strong short-term retention incentive during our transition period. This schedule is intended to provide counter-balance to bonus payments made in February. The individuals selected to receive these awards were selected based on (i) the material impact the sudden loss of their skills or knowledge would have on our business results, (ii) the difficulty to replace their skills or knowledge and/or (iii) the potential for such individual to be a long-term leader. The amount of the awards was determined by taking into consideration the value of other retention incentives already in place, the desired retention period, the individual retention risk and the impact of the potential loss of the individual on our business.

        After considering the factors above and a competitive market review of total compensation, in July 2010 the Committee granted 2010 long-term incentive compensation equity awards to the Named Executive Officers in the form of restricted stock units, which will vest 30% on May 20, 2011 and 70% on November 20, 2011, as long as the executive officer remains continuously employed through such dates.

        The restricted stock units granted to our Named Executive Officers are set forth below.

Name	Number of Restricted Stock Units Granted
Rolla P. Huff	141,840
Joseph M. Wetzel	67,380
Bradley A. Ferguson	32,980
Kevin F. Brand	26,150
Samuel R. DeSimone, Jr.	26,150

        The Committee's policy regarding the timing of equity grants provides that generally the Committee will consider a long-term incentive compensation program each year. However, due to the ongoing transition within the business, when designing each year's program the Committee takes into consideration the specific short- and long-term priorities with the intent to implement the appropriate long-term incentive compensation program given the needs of the business and not to commit at this time to a predictable annual grant. The Committee will also consider periodic special grants to all eligible employees and will consider grants of restricted stock units or stock options to a newly-hired or newly-promoted executive officer. The Committee may permit variance from this policy in its reasonable discretion. Grants made in 2010 were consistent with the Committee's general equity grant policy.

  2009 - 2010 Retention Incentive Plan

        In lieu of a broad-based long-term incentive grant to executives and key leaders, the Committee adopted a Retention Incentive Plan for 2009 to 2010, or the 2009-2010 Retention Incentive Plan, to ensure stability of leadership and key personnel identified as critical to achieving our operational and strategic goals. In adopting this plan, the Committee believed that retention of these individuals is directly linked to the long-term optimization of the Internet access business as well as maintaining flexibility to explore strategic alternatives. The program provided a two-year retention incentive that the Committee believed was (i) effective in retaining the key employees and (ii) consistent with our operating strategy. Each of the Named Executive Officers participated in the 2009-2010 Retention Incentive Plan. The second payment of the 2009-2010 retention incentive was made in December 2010 and is reported in the non-equity incentive compensation in the Summary Compensation Table.

        The 2009-2010 Retention Incentive Plan provided for a designated cash-denominated award value per participant payable over two years in cash, stock or a combination thereof at our discretion until the time of payment and on an individual basis. The Committee concluded that the equity currently held by the Named Executive Officers effectively aligns management with stockholders and that the cash-denominated awards under the 2009-2010 Retention Incentive Plan were most effective at the time in ensuring retention. Under the 2009-2010 Retention Incentive Plan, 50% of the award was earned on December 31, 2009, for those employed on such date, and the second 50% of the award was earned on December 31, 2010, for those employed on such date. The 2009-2010 Retention Incentive Plan also provided for payout of the outstanding retention award in full, if the executive was terminated other than for Cause, death or disability on or after a Change in Control of the Company (as defined in the 2009-2010 Retention Incentive Plan) or was terminated as the result of a position elimination and a Change in Control of the Company occurs in the same calendar year (even if after the position elimination). In the case of termination as the result of a position elimination without a Change in Control of the Company in that same calendar year, the 2009-2010 Retention Incentive Plan provided for payout of the outstanding retention award on a pro rata basis, based on the number of months of service, with respect to the portion of the award for the year in which the executive was terminated as the result of a position elimination. If the Named Executive Officer voluntarily resigned before the set payment date, the entire award was forfeited.

        The individual target values for the awards under the 2009-2010 Retention Incentive Plan were determined as a percentage of salary. The values were determined by considering (i) the level of retention risk for each executive, (ii) the impact of an untimely departure of the executive on business, (iii) the value of retention incentives already in place and (iv) the overall cost of the plan to the Company. Under the 2009-2010 Retention Incentive Plan, each of the following Named Executive Officers had the following retention award opportunities as a percentage of 2009 salary: Mr. Huff, 275%; Mr. Wetzel, 200%; Mr. Ferguson, 80%; Mr. Brand, 61% and Mr. DeSimone, 51%.

        We have made the following payments in cash under the 2009-2010 Retention Incentive Plan for awards earned on December 31, 2010:

Name	2010 Retention Incentive Plan Payment
Rolla P. Huff	$1,100,000
Joseph M. Wetzel	415,000
Bradley A. Ferguson	100,000
Kevin F. Brand	90,000
Samuel R. DeSimone, Jr.	75,000

  Benefits and Other Compensation

        In general, we have not historically provided our executives with perquisites. In July 2008, the Committee reviewed and made inquiries of management regarding trends in executive perquisites and the necessity of such perquisites in mature companies in order to enhance retention. The Committee noted that we were not currently providing many of the perquisites offered by similarly sized and similarly situated companies. While the Committee generally determined to maintain its prior position on having limited perquisites, it did determine to provide the Chief Executive Officer and his direct reports financial and tax planning services of up to an aggregate of $10,000 per year per person and annual executive physicals up to $2,000 per year per person. In addition, in 2010 we provided our Named Executive Officers with the same benefit package available to all of our salaried employees. This package includes:

  •
  Health and dental insurance (portion of costs);

  •
  Basic life insurance;

  •
  Long-term disability insurance; and

  •
  Participation in our 401(k) plan, including Company matching.

        Relocation benefits are also reimbursed under a corporate policy when they occur.

        Under our employment agreements with Mr. Huff and Mr. Wetzel, we agreed to compensate Mr. Huff and Mr. Wetzel for temporary living expenses up to $6,000 and $4,000 per month, respectively, for a period of 12 months from their respective dates of hire and subsequently extended our obligation to reimburse these temporary living expenses until December 31, 2010. In light of our expanded national footprint following our acquisition of ITC^DeltaCom and our pending acquisition of One Communications, we have contracted for a fractional ownership in a corporate aircraft that is available for business travel by Messrs. Huff and Wetzel pursuant to our use of corporate jet policy, terminated their temporary living expense arrangement and established a per diem policy for time spent in Atlanta.

  Change in Control and Severance Payments

        Our executive officers are eligible for benefits and payments if employment terminates if there is a change in control or due to position elimination. We believe that we should provide reasonable severance benefits to employees in the event their positions are eliminated. With respect to our Named Executive Officers, these severance benefits should reflect the fact that it may be difficult for executives to find comparable employment within a short period of time. Such arrangements also should disentangle us from the former executive as soon as practicable.

        We have a Change-In-Control Accelerated Vesting and Severance Plan, or CIC Plan, which provides our Named Executive Officers with change in control protection as described below. In February 2010, the Committee determined to revise the amendment provisions of the CIC Plan in order to clarify such plan's intent to protect the benefits provided upon a change in control. We believe that by providing our Named Executive Officers with this change in control protection, we allow our senior management to focus on running our company to maximize long-term stockholder value and mitigate the necessity for management's attention to be diverted toward finding new employment in the event a change in control occurs. We also believe our arrangement facilitates the recruitment of talented executives through the provision of guaranteed protection in the event we are acquired after accepting an employment offer. For these reasons the employment agreements with Mr. Huff and Mr. Wetzel contain change in control protection, which is described in "Employment Agreements with our Chief Executive Officer and President and Chief Operating Officer" beginning on page 41 of this Proxy Statement. The CIC Plan is described in "Potential Payments upon Termination or Change in Control—Change in Control Payments" beginning on page 42 of this Proxy Statement.

  Compensation Recoupment Policy

        In May 2010, the Committee adopted a Compensation Recoupment Policy as an additional means for the Committee to manage our risk profile. The policy provides that in the event the Board of Directors determines that a significant restatement of our financial results or other Company metrics for any of the three prior fiscal years is required and such restatement is the result of fraud or willful misconduct, the Board has the authority to obtain reimbursement from our executive officers and any employees responsible for the fraud or willful misconduct resulting in the restatement if such individuals would have received less compensation had the results or metrics been properly calculated. In connection with the adoption of this policy, the Committee amended the 2010 Annual Bonus Plan to provide a "clawback" provision that would require a participant to reimburse incentive compensation to us to the extent required by the Compensation Recoupment Policy.

  Stock Ownership Guidelines

        In October 2010, the Committee recommended and our Board of Directors adopted Common Stock Ownership and Retention Guidelines for our directors and our Chief Executive Officer. Our Board of Directors believes that these individuals should own and hold Common Stock to emphasize the link between the directors and the Chief Executive Officer and the long-term interests of stockholders and to communicate to investors, market analysts and the public that these individuals are tied directly to our long-term success through personal capital investment in our Common Stock. The guidelines require that each director own a minimum number of shares of our Common Stock having a fair market value equal to or exceeding three times the annual cash retainer for directors. The guidelines require that the Chief Executive Officer own a minimum number of shares of our Common Stock having a fair market value equal to or exceeding four times the Chief Executive Officer's base salary. "Fair market value" as of any measurement date is calculated as the average of the closing Common Stock price on NASDAQ for the trading days in the 30-calendar-day period immediately prior to such date. The directors and the Chief Executive Officer are required to comply with these guidelines within five years of the date they take their position. Until such time as the director or Chief Executive Officer reaches his or her stock ownership guideline, such individual will be required to hold 50% of the shares of Common Stock received upon lapse of the restrictions on restricted stock units and upon exercise of stock options. The Committee will review these stock ownership guidelines periodically and, if changes are deemed appropriate, submit such recommended changes to the Board of Directors for consideration and approval.

        As of December 31, 2010, all of our directors and our Chief Executive Officer held the required amount of Common Stock to meet his or her stock ownership guideline.

  Limitations on Deductibility of Compensation

        Under Section 162(m) of the Internal Revenue Code, a portion of annual compensation payable to any of our Chief Executive Officer and three other highest paid executive officers (other than our Chief Executive Officer or Chief Financial Officer) generally would not be deductible by us for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000 for the year. Qualifying performance-based incentive compensation (including performance-based compensation awards under our 2006 Equity and Cash Incentive Plan), however, would be excluded for purposes of determining if the executive's compensation exceeded the $1,000,000 cap. The Committee addresses this issue when considering compensation arrangements for our executive officers. However, the Committee still believes that it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap if deemed necessary to attract and retain qualified executive officers. In this regard certain of the compensation paid to Mr. Huff and Mr. Wetzel for 2010 will be non-deductible. In approving this compensation, the Committee considered that the Company has accumulated large net operating loss carry forwards to offset or reduce our future income tax obligations and, therefore, the deduction limitations imposed by Section 162(m) would not impact our financial results at this time.

Leadership and Compensation Committee Report

        The Leadership and Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management and, based on such review and discussion, the Leadership and Compensation Committee recommends that it be included in this Proxy Statement.

                  Submitted by: Leadership and Compensation Committee
                  Susan D. Bowick (Chairperson)
                  Marce Fuller
                  Thomas E. Wheeler
                  M. Wayne Wisehart

        The Leadership and Compensation Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Leadership and Compensation Committee Interlocks and Insider Participation

        The Leadership and Compensation Committee currently consists of Ms. Bowick, Ms. Fuller, Mr. Wheeler and Mr. Wisehart. No member of the Leadership and Compensation Committee was an employee of EarthLink during the last fiscal year or an officer of EarthLink in any prior period. There are no Leadership and Compensation Committee interlocks between us and other entities involving our executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

Certain Relationships and Related Transactions

        Our Board of Directors has adopted a written policy that generally provides that we may enter into a related party transaction only if the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Leadership and Compensation Committee.

        Our Audit Committee Charter provides that the Audit Committee shall approve in advance all transactions between us and any of our affiliates as well as all "related party" transactions required to be disclosed by applicable SEC disclosure rules. For 2010, there were no transactions that were required to be approved by the Audit Committee. In addition, management routinely notifies the Audit Committee of any proposed transaction between us and a company where a member of our Board of Directors serves as an outside director of that company even if this notification is not required by the Audit Committee Charter.

Executive Officer Compensation

Summary Compensation Table

        The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid during the years set forth below to persons who served as our Chief Executive Officer and our Chief Financial Officer in 2010 and the three other most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, serving at December 31, 2010. Such executive officers collectively are referred to as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total(3) ($)
Rolla P. Huff	2010	$800,000	$1,100,000	(5)	$1,194,293	$—	$1,361,600	$		$155,850	(9)	$4,611,743
Chairman and Chief	2009	830,769	1,100,000	(6)	140,199	—	1,661,538		—	141,423	(9)	3,873,929
Executive Officer	2008	790,385	197,596	(7)	2,864,000	—	1,351,178		—	79,900	(9)	5,283,059
Joseph M. Wetzel	2010	454,577	415,000	(5)	567,340	—	618,952		—	97,475	(10)	2,153,344
President and Chief	2009	432,000	415,000	(6)	47,611	—	561,000		—	83,620	(10)	1,539,231
Operating Officer	2008	412,923	51,615	(7)	1,611,000	—	458,833		—	53,288	(10)	2,587,659
Bradley A. Ferguson(4)	2010	308,462	100,000	(5)	277,692	—	315,001		—	32,585	(11)	1,033,740
Executive Vice President,	2009	278,846	100,000	(6)	470,400	—	278,846		—	54,526	(11)	1,182,618
Chief Financial Officer
Kevin F. Brand(4)	2010	296,538	90,000	(5)	220,183	—	277,589		—	21,391	(12)	905,701
Executive Vice President,
Consumer Products and
Support
Samuel R. DeSimone, Jr.	2010	295,000	75,000	(5)	220,183	—	251,045		—	35,708	(13)	876,936
Executive Vice President,	2009	306,346	75,000	(6)	25,973	—	306,346		—	106,860	(13)	820,525
General Counsel and	2008	292,885	163,933(7	)(8)	1,002,400	—	250,349		—	6,900	(13)	1,716,467
Secretary

(1)
Compensation for stock awards and option awards represents the aggregate grant date fair value of the award, computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference into this Proxy Statement.

(2)
Non-equity incentive plan compensation for 2010 represents bonuses earned in 2010 under our 2010 Annual Bonus Plan. For 2010, our bonus plan payouts under this plan were 170.2% of target for the Named Executive Officers. The 2010 Annual Bonus Plan payments were made in cash in February 2011.

Non-equity incentive plan compensation for 2009 represents bonuses earned in 2009 under our 2009 Annual Bonus Plan. For 2009, our bonus plan payouts under this plan were 200% of target for the Named Executive Officers. The 2009 Annual Bonus Plan payments were made in cash in February 2010.

Non-equity incentive plan compensation for 2008 represents bonuses earned in 2008 under our 2008 Annual Bonus Plan. For 2008, our bonus plan payouts under this plan were 189% of target for the Named Executive Officers. Approximately 50% of the 2008 Annual Bonus Plan payments were made in cash in February 2009. The remaining 2008 Annual Bonus Plan payments were made in a combination of cash paid in August 2009, and restricted stock units which vested in August 2009.

(3)
Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2010 is as follows: Mr. Huff, 71%; Mr. Wetzel, 69%; Mr. Ferguson, 70%, Mr. Brand, 73% and Mr. DeSimone, 71%.

Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2009 is as follows: Mr. Huff, 93%; Mr. Wetzel, 91%; Mr. Ferguson, 56%, and Mr. DeSimone, 84%.

Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2008 is as follows: Mr. Huff, 44%; Mr. Wetzel, 36% and Mr. DeSimone, 41%.

(4)
Mr. Ferguson became a Named Executive Officer in 2009. Summary compensation information for Mr. Ferguson is only required for 2009 and 2010. Mr. Brand became a Named Executive Officer in 2010. Summary compensation information for Mr. Brand is only required for 2010.

(5)
Includes bonuses earned in 2010 under our 2009-2010 Retention Incentive Plan. In either December 2010 or January 2011, we made the following 2009-2010 Retention Incentive Plan payments: Mr. Huff, $1,100,000; Mr. Wetzel, $415,000; Mr. Ferguson, $100,000; Mr. Brand, $90,000 and Mr. DeSimone, $75,000.

(6)
Includes bonuses earned in 2009 under our 2009-2010 Retention Incentive Plan. In January 2010, we made the following 2009-2010 Retention Incentive Plan payments: Mr. Huff, $1,100,000; Mr. Wetzel, $415,000; Mr. Ferguson, $100,000 and Mr. DeSimone, $75,000.

(7)
Includes bonuses earned in 2008 under our 2008 Supplemental Bonus Plan. In February 2009, we made the following 2008 Supplemental Bonus Plan payments: Mr. Huff, $197,596; Mr. Wetzel, $51,615 and Mr. DeSimone, $43,933.

(8)
Includes a bonus earned in 2008 under our executive retention agreements entered into in 2007. In June 2008, we paid Mr. DeSimone a $120,000 retention bonus payment.

(9)
For 2010, other compensation consists of $72,000 for temporary living expenses, $6,000 of financial planning services, $7,350 in matching contributions made to Mr. Huff's account under our 401(k) Plan and $70,500 in dividend-like payments made on stock awards. For 2009, other compensation consists of $72,000 for temporary living expenses, $10,000 of financial planning services, $52,073 for a one-time payment resulting from the termination of our sabbatical and paid time off policies, and $7,350 in matching contributions made to Mr. Huff's account under our 401(k) Plan. For 2008, other compensation consists of $66,000 for temporary living expenses, $7,000 of financial planning services and $6,900 in matching contributions made to Mr. Huff's account under our 401(k) Plan.

(10)
For 2010, other compensation consists of $48,000 for temporary living expenses, $6,000 of financial planning services, $7,350 in matching contributions made to Mr. Wetzel's account under our 401(k) Plan and $36,125 in dividend-like payments made on stock awards. For 2009, other compensation consists of $48,000 for temporary living expenses, $6,730 of financial planning services, $21,540 for a one-time payment resulting from the termination of our sabbatical and paid time off policies, and $7,350 in matching contributions made to Mr. Wetzel's account under our 401(k) Plan. For 2008, other compensation consists of $44,000 for temporary living expenses, $3,000 of financial planning services and $6,288 in matching contributions made to Mr. Wetzel's account under our 401(k) Plan.

(11)
For 2010, other compensation consists of $1,750 of financial planning services, $7,350 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan, $23,485 in dividend-like payments made on stock awards. For 2009, other compensation consists of $48,778 for a one-time payment resulting from the termination of our of our sabbatical and paid time off policies, $5,442 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan and $306 in dividend-like payments made on stock awards.

(12)
For 2010, other compensation consists of $7,350 in matching contributions made to Mr. Brand's account under our 401(k) Plan and $14,041 in dividend-like payments made on stock awards.

(13)
For 2010, other compensation consists of $7,350 in matching contributions made to Mr. DeSimone's account under our 401(k) Plan, $6,166 of financial planning services, $22,192 in dividend-like payments made on stock awards. For 2009, other compensation consists of $93,040 for a one-time payment resulting from the termination of our sabbatical and paid time off policies, $7,115 in matching contributions made to Mr. DeSimone's account under our 401(k) Plan, $6,180 of financial planning services and $525 in dividend-like payments made on stock awards. For 2008, other compensation consists of matching contributions made to Mr. DeSimone's account under our 401(k) Plan.

 Grants of Plan-Based Awards

        The following table presents information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2010.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)
									All Other Stock Awards: Number of Shares of Stock of Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rolla P. Huff	N/A		$400,000	$800,000	$1,600,000	—	—	—	—	—	$—	$—
	7/20/2010	(3)	—	—	—	—	—	—	141,840	—	—	8.42
Joseph M. Wetzel	N/A		181,831	363,662	727,323	—	—	—	—	—	—	—
	7/20/2010	(3)	—	—	—	—	—	—	67,380	—	—	8.42
Bradley A. Ferguson	N/A		92,539	185,077	370,154	—	—	—	—	—	—	—
	7/20/2010	(3)	—	—	—	—	—	—	32,980	—	—	8.42
Kevin F. Brand	N/A		81,548	163,096	326,192	—	—	—	—	—	—	—
	7/20/2010	(3)	—	—	—	—	—	—	26,150	—	—	8.42
Samuel R. DeSimone, Jr.	7/20/2010	(3)	73,750	147,500	295,000	—	—	—	—	—	—	—
			—	—	—	—	—	—	26,150	—	—	8.42

(1)
Estimated future payouts under non-equity incentive plan awards represents bonuses earned under our 2010 Annual Bonus Plan. For 2010, our bonus plan payouts under this plan were 170.2% of target for the Named Executive Officers. The following amounts were earned in 2010 under the 2010 Annual Bonus Plan: Mr. Huff, $1,361,600; Mr. Wetzel, $618,952; Mr. Ferguson, $315,001; Mr. Brand, $277,589 and Mr. DeSimone, $251,045.

(2)
The grant date fair value for stock awards was based on the closing price of the underlying shares on the date of grant.

(3)
In July 2010, we granted restricted stock units to our Named Executive Officers. The restricted stock units vest 30% on May 20, 2011 and 70% on November 20, 2011 (as long as the executive is employed by us).

 Outstanding Equity Awards at Fiscal Year-End

        The following table presents information concerning the number and value of unexercised options, restricted stock units and incentive plan awards for the Named Executive Officers outstanding as of the end of the year ended December 31, 2010.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Units That Have Not Vested		Value of Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested
Rolla P. Huff	150,000	100,000	(1)	—		7.31	6/25/2017	166,840	(2)	$1,434,824	200,000	$1,720,000
Joseph M. Wetzel	28,126	28,125	(3)	—		6.86	8/27/2017	98,630	(4)	848,218	84,375	725,625
Bradley A. Ferguson	20,000	—		—		9.64	1/24/2012	79,646	(5)	684,956	30,000	258,000
	1	—				5.56	12/19/2012
	8,750	—				9.01	7/21/2014
	—	—		10,000	(6)	9.51	5/4/2015
	10,000	—				10.36	9/12/2015
	3,281	—				6.90	10/24/2016
Kevin F. Brand	20,000	—				15.00	10/25/2011	35,816	(7)	308,018	30,000	258,000
	30,000					9.64	1/24/2012
	18,000					9.01	7/21/2014
	—			20,000	(8)	9.51	5/4/2015
	8,000					10.36	9/12/2015
Samuel R. DeSimone, Jr.	60,000	—				9.64	1/24/2012	40,316	(9)	346,718	52,500	451,500
	20,000	—				9.01	7/21/2014
	—	—		50,000	(10)	9.51	5/4/2015
	40,000	—				10.36	9/12/2015
	8,438	—				6.90	10/24/2016

(1)
Mr. Huff's unexercisable options will vest on a pro rata monthly basis until June 25, 2011.

(2)
Mr. Huff's restricted stock units vest as follows: (a) 25,000 on June 25, 2011; (b) 42,552 on May 20, 2011; and (c) 99,288 on November 20, 2011.

(3)
Mr. Wetzel's unexercisable options vest 9,375 on each of February 27, 2011, May 27, 2011 and August 27, 2011.

(4)
Mr. Wetzel's restricted stock units vest as follows: (a) 18,750 on February 27, 2011; (b) 12,500 on August 27, 2011; (c) 20,214 on May 20, 2011; and (d) 47,166 on November 20, 2011.

(5)
Mr. Ferguson's restricted stock units vest as follows: (a) 6,666 on February 27, 2011; (b) 20,000 on each of July 27, 2011 and July 27, 2012; (c) 9,894 on May 20, 2011; and (d) 23,086 on November 20, 2011.

(6)
Mr. Ferguson's unexercised unearned options vest on May 4, 2011.

(7)
Mr. Brand's restricted stock units vest as follows: (a) 3,000 on August 27, 2011; (b) 6,666 on February 8, 2011; (c) 7,845 on May 20, 2011; and (d) 18,305 on November 20, 2011.

(8)
Mr. Brand's unexercised unearned options vest on May 4, 2011.

(9)
Mr. DeSimone's restricted stock units will vest as follows: (a) 2,500 on August 27, 2011; (b) 11,666 on February 8, 2011; (c) 7,845 on May 20, 2011; and (d) 18,305 on November 20, 2011.

(10)
Mr. DeSimone's unexercised unearned options vest on May 4, 2011.

 Option Exercises and Stock Vested

        The following table presents information concerning the exercise of stock options and the vesting of restricted stock units for the Named Executive Officers during the year ended December 31, 2010.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Rolla P. Huff	150,000	(3)	$162,001	225,000	$1,855,750
Joseph M. Wetzel	93,749		211,067	115,625	960,188
Bradley A. Ferguson	4,922		8,515	58,853	500,397
Kevin F. Brand	10,313		20,492	42,417	352,942
Samuel R. DeSimone, Jr.	5,625		8,156	70,417	584,507

(1)
The value realized on exercise for option awards represents the number of shares acquired on exercise multiplied by the difference between the exercise price and the price of our Common Stock on the exercise date.

(2)
The value realized on vesting for stock awards represents the number of shares acquired on vesting multiplied by the closing price of our Common Stock on the vesting date.

(3)
Mr. Huff exercised 150,000 stock options by using existing shares he already owned combined with a "net exercise" procedure and received 12,767 shares of common stock. No shares were sold in the public markets. On exercising these options, Mr. Huff became a stockholder of record with regard to these additional shares of common stock and accordingly is able to receive quarterly dividends on these shares.

Employment Agreements with our Chief Executive Officer and President and Chief Operating Officer

        Chief Executive Officer.    The employment agreement with Mr. Huff (which was amended and restated effective December 31, 2008) commenced on June 25, 2007, had a term of three years, and now automatically continues from year-to-year thereafter subject to termination of Mr. Huff's employment as set forth in the employment agreement. The employment agreement provides for a minimum annual base salary of $800,000 per year. The employment agreement provides for a target bonus opportunity of 100% of his eligible earnings, which will be paid if the bonus criteria, as set by the Committee, for the applicable annual period, are met. As provided in the employment agreement, Mr. Huff was granted 100,000 restricted stock units in 2007 which vested 50% on the second anniversary of his appointment and will vest 25% on each annual anniversary thereafter, assuming his continued employment; 700,000 stock options which vested on September 30, 2007; 300,000 stock options which vested on December 31, 2008; and 500,000 stock options which vest on a pro rata monthly basis from January 1, 2009 until June 25, 2011, assuming his continued employment. Until December 31, 2010 we also reimbursed Mr. Huff for temporary living expenses up to $6,000 per month.

        In addition, if Mr. Huff is terminated for any reason other than for "cause" (as defined in the employment agreement), or Mr. Huff terminates his employment for "good reason" (as defined in the employment agreement), Mr. Huff will receive an amount equal to 200% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs. This amount would be payable in a lump sum. The employment agreement provides that the Company's no longer being a reporting company with the SEC as a result of a "non-public change in control event" (as defined in the employment agreement) would be deemed to result in a significant diminution of his position, authority, duties or responsibilities with respect to his ability to terminate his employment for "good reason." If Mr. Huff terminates employment on death or a total disability (as defined in the employment agreement), he will receive (i) an amount equal to his base salary in a lump sum and (ii) his target bonus payment for the year in which he dies or is disabled in accordance with the bonus plan.

        The employment agreement restricts Mr. Huff from competing, directly or indirectly, with us or soliciting certain of our employees and officers during the term of the employment agreement and for a period of 18 months following his termination of employment.

        President and Chief Operating Officer.    The employment agreement with Mr. Wetzel (which was amended and restated effective December 31, 2008) commenced on August 27, 2007, had a term of one year, and now automatically continues from year-to-year thereafter subject to termination of Mr. Wetzel's employment as set forth in the employment agreement. The employment agreement provides for a minimum annual base salary of $416,000 per year. The employment agreement provides for a target bonus opportunity of 65% of his eligible earnings, which will be paid if the bonus criteria, as set by the Committee for the applicable annual period, are met. This target bonus opportunity was increased to 80% in May 2010 in connection with his promotion to President. As provided in the employment agreement, Mr. Wetzel was granted 50,000 restricted stock units in 2007 which vested 50% on the second anniversary of his appointment and will vest 25% on each annual anniversary thereafter, assuming his continued employment; 37,500 stock options which vested on August 27, 2008; and 112,500 stock options which vest on a pro rata quarterly basis from August 27, 2008 until August 27, 2011, assuming his continued employment. Until December 31, 2010 we also reimbursed Mr. Wetzel for temporary living expenses up to $4,000 per month.

        In addition, if a "change in control event" (as defined in the employment agreement) has not occurred and Mr. Wetzel is terminated for any reason other than for "cause" (as defined in the employment agreement), or Mr. Wetzel terminates his employment for "good reason" (as defined in the employment agreement), Mr. Wetzel will receive an amount equal to 100% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs. If a "non-public change in control event" occurs, Mr. Wetzel will receive an amount equal to 150% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the "change in control event" (as defined in the employment agreement) occurs, assuming he is employed at that time. If a "public change in control event" (as defined in the employment agreement) occurs and Mr. Wetzel is subsequently terminated for any reason other than for "cause" or Mr. Wetzel terminates his employment for "good reason," Mr. Wetzel will receive an amount equal to 150% of the sum of (i) his base salary and (ii) his target bonus payment for the year in which the termination occurs. These amounts would be payable in a lump sum.

        The employment agreement restricts Mr. Wetzel from competing, directly or indirectly, with us or soliciting certain of our employees and officers during the term of the employment agreement and for a period of 12 months following his termination of employment.

Potential Payments upon Termination or Change in Control

  Change-In-Control Payments

        We have a Change-In-Control Accelerated Vesting and Severance Plan, or CIC Plan, which provides our Named Executive Officers with change in control protection as described below.

        For purposes of the CIC Plan, "Change in Control" generally means a transaction pursuant to which any person acquires more than 50% of the voting power of EarthLink or any merger, reorganization or similar event where the owners of the voting stock of EarthLink before the event do not own voting stock representing at least 50% of the voting power of EarthLink or our successor after the event.

        The CIC Plan creates different benefit categories based on the employee's position with EarthLink. For purposes of the CIC Plan, the "Gold" benefit category includes our Chief Executive Officer. The "Silver" benefit category includes our other Named Executive Officers and other executive officers.

        If at any time within 18 months after a Change in Control occurs, (i) the employment of a participating employee is terminated by EarthLink for any reason other than Cause (as defined in the CIC Plan), disability or death or (ii) the participating employee voluntarily terminates his employment for Good Reason (as defined in the CIC Plan), such participating employee is entitled to receive the following benefits. To an employee in the Gold or Silver benefit category, we will (a) make a lump sum payment equal to 150% of the sum of the employee's salary plus bonus target and (b) pay all amounts payable with respect to such employee's elected COBRA coverage (including for spouse and dependents) for one and one-half years from termination.

        As with the compensation benefits, a participating employee's benefit category determines the accelerated vesting benefits to which he or she is entitled. For an employee in the Gold or Silver benefit category, if his or her stock options are assumed or continued after a Change in Control, all outstanding stock options granted on or before the Change in Control will vest and be exercisable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her stock options are not assumed or continued after the Change in Control, all outstanding stock options will vest and be exercisable in full contemporaneously with the Change in Control, if not already fully vested. For an employee in the Gold or Silver benefit category, if his or her restricted stock units are assumed or continued after a Change in Control, generally all outstanding restricted stock units granted on or before the Change in Control will vest and be earned and payable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her restricted stock units are not assumed or continued after the Change in Control, generally all outstanding restricted stock units will vest and be earned and payable in full contemporaneously with the Change in Control, if not already fully vested.

        We have the right to amend the CIC Plan from time to time and may terminate it at any time; provided, however, that for a certain period of time before a Change in Control (as described in the CIC Plan) or after a Change in Control in EarthLink occurs, (i) no amendment may be made that diminishes any employee's rights following such Change in Control and (ii) the CIC Plan may not be terminated. In February 2010, the Committee determined to amend the CIC Plan in order to clarify such plan's intent to protect the benefits provided upon a Change in Control.

        Our employment agreements with our Chief Executive Officer and our Chief Operating Officer also provide for payments under certain circumstances upon a change in control of EarthLink. The agreements provide that these payments and payments under the CIC Plan are not cumulative and that these officers shall be entitled to whichever payments would represent the greater amount. These change in control provisions are described further in "Employment Agreements with our Chief Executive Officer and President and Chief Operating Officer" on page 41 of this Proxy Statement.

        Based upon a hypothetical Change in Control and subsequent termination date of December 31, 2010, the benefits for Mr. Huff and Mr. Wetzel under their employment agreements and the persons who were our Named Executive Officers under the CIC Plan at such date and who are currently employed by the Company would be as follows:

Name	Base Salary	Bonus(1)	Stock Options(2)	Restricted Stock Units(3)	COBRA Coverage	Total
Rolla P. Huff	$1,600,000	$1,600,000	$322,500	$3,154,824	$20,578	$6,697,902
Joseph M. Wetzel	712,500	570,000	97,877	1,573,843	—	2,954,220
Bradley A. Ferguson	465,000	279,000	5,581	942,956	20,538	1,713,075
Kevin F. Brand	450,000	247,500	—	566,018	20,578	1,284,096
Samuel R. DeSimone, Jr.	442,500	221,250	14,345	798,218	20,578	1,496,890

(1)
The bonus amounts represent the target bonus under the 2010 Annual Bonus Plan.

(2)
The amount of benefit for stock options represents the number of in-the-money options outstanding multiplied by the difference between the exercise price and the closing price per share of our Common Stock on December 31, 2010, or $8.60 per share.

(3)
The amount of benefit for restricted stock units represents the number of outstanding restricted stock units multiplied by the closing price of our Common Stock on December 31, 2010, or $8.60 per share.

  Executives' Position Elimination and Severance Plan

        We have an Executives' Position Elimination and Severance Plan that provides severance benefits to employees in the event their positions are eliminated. Eligible Named Executive Officers are entitled to the following severance pay and benefits under our Executives' Position Elimination and Severance Plan: (i) 12 months base salary paid in lump sum, (ii) an amount equal to four months of the employer portion of any premium (and the COBRA administrative fee) for coverage of those employees participating in our medical, dental and vision plans, (iii) 12 months, or up to $6,800, of executive-level outplacement services and (iv) for employees given notice that their positions are being eliminated after the first quarter of any calendar year, the pro-rata bonus, if any, otherwise payable under our executive bonus plans. Payments may be delayed to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

        Based upon a hypothetical termination date of December 31, 2010, the benefits for Mr. Huff and Mr. Wetzel under their employment agreements and the persons who were our Named Executive Officers at such date under the Executives' Position Elimination and Severance Plan would be as follows:

Name	Base Salary	Employer Portion of Benefit Plans	Outplacement Services	Pro-Rata Bonus(1)	Total
Rolla P. Huff	$1,600,000	$4,573	$6,800	$1,600,000	$3,211,373
Joseph M. Wetzel	475,000	—	6,800	570,000	1,051,800
Bradley A. Ferguson	310,000	4,564	6,800	279,000	600,364
Kevin F. Brand	300,000	4,573	6,800	247,500	558,873
Samuel R. DeSimone, Jr.	295,000	4,573	6,800	221,250	527,623

(1)
The bonus amounts represent the target bonus under the 2010 Annual Bonus Plan.

 AUDIT COMMITTEE

        Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.

Audit Committee Report

        The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing: (a) the accounting and financial reporting processes of the Company, (b) the integrity of our financial reports provided by us to any governmental body or the public, (c) our systems of internal auditing and controls, (d) our finance, auditing, accounting, legal and financial reporting compliance as established by us and (e) maintenance of an effective and efficient audit of our annual financial statements by a qualified and independent auditor. The Audit Committee operates under a written charter. In January 2011, the Audit Committee reviewed its charter and determined to amend the charter to incorporate responsibility for our new SEC reporting subsidiary, ITC^DeltaCom, Inc. and to transfer oversight of regulatory compliance to the Corporate Governance and Nominating Committee. The revised charter is available on our website as described earlier in this Proxy Statement. The Audit Committee also determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board of Directors. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor our financial reporting process and internal control systems;

  •
  Review and appraise the audit efforts of our independent registered public accounting firm and internal auditors; and

  •
  Provide open channels of communication among our independent registered public accounting firm, financial and senior management, the internal auditors and the Board of Directors.

Composition and Qualifications of Audit Committee

        The Audit Committee presently consists of Mr. Wisehart (Chairperson), Ms. Fuller, Mr. Jones and Mr. Koretz. Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Board of Directors has determined that Mr. Wisehart is an audit committee financial expert, as defined by SEC regulations. The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements of NASDAQ as set forth in the NASDAQ Listing Rules for NASDAQ-listed companies.

Election and Meetings

        The Board of Directors annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board of Directors, and shall otherwise serve until their successors are duly elected and qualified. Each member of the Audit Committee serves at the pleasure and discretion of the Board of Directors and may be replaced or removed by the Board of Directors at any time and from time to time in its discretion. At the time of each annual election of the Audit Committee members, or at other times in the discretion of the Audit Committee or the Board of Directors, the Audit Committee designates one member of the Audit Committee to be its Chairperson; in the absence of such designation, the Board of Directors designates the Chairperson.

        The Audit Committee meets at least quarterly. The Audit Committee met nine times during 2010. The Audit Committee meets at least annually with representatives from our executive management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed. In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and our management at least quarterly to review our quarterly financial statements consistent with the provisions of Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Sect. 380).

Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee performed the following during the year ended December 31, 2010:

  Documents/Reports Review

        1.     Reviewed and discussed our annual financial statements, management's report on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by our independent registered public accounting firm.

        2.     Discussed with our financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited financial statements and certain other disclosures to be included in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports that contain financial information. Management has represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles.

        3.     Prepared the Audit Committee Report included in our annual proxy statement.

  Independent Registered Public Accounting Firm

        4.     Recommended to the Board of Directors the selection of Ernst & Young LLP as our independent registered public accounting firm for 2010. The Audit Committee evaluates the performance of the independent registered public accounting firm. The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Sect. 380), regulations promulgated by the SEC and the Public Company Accounting Oversight Board. These discussions included the scope of the independent registered public accounting firm's responsibilities; significant accounting adjustments; any disagreements with management; the quality, not just the acceptability, of accounting principles; reasonableness of significant judgments; and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with Ernst & Young LLP that firm's independence with respect to us.

        5.     Approved all fees and other compensation paid to Ernst & Young LLP. Monitored compliance with pre-approval policies and procedures, and otherwise pre-approved all non-audit engagements of Ernst & Young LLP.

        6.     Periodically consulted with representatives of the independent registered public accounting firm out of the presence of our management regarding internal controls and the fullness and accuracy of our financial statements.

  Financial Reporting Process

        7.     Reviewed the integrity of our financial reporting process, both internal and external, in consultation with representatives of the independent registered public accounting firm and our internal financial and accounting personnel.

        8.     Considered any significant judgments made in management's preparation of our financial statements and management's view of each as to the appropriateness of such judgments.

        9.     Considered the independent registered public accounting firm's judgments about the quality and appropriateness of our accounting principles as applied to its financial reporting.

        10.   Reviewed our description of our critical accounting policies in our Annual Report on Form 10-K.

  Internal Controls; Legal Compliance/Risk Management; General

        11.   Approved management's engagement of a third-party consulting firm to support our internal audit function.

        12.   Discussed with management, the internal auditors, the third-party consulting firm and the independent registered public accounting firm the quality and adequacy of our internal controls and internal audit functions, organization, responsibilities, budget and staffing.

        13.   Reviewed, with our internal and outside legal counsel, legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on our financial statements.

        14.   Oversaw the receipt of internal complaints with respect to ethical and accounting matters.

        15.   Reviewed and discussed with management, the Leadership and Compensation Committee and the Corporate Governance and Audit Committee our major financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

  Section 404 of the Sarbanes-Oxley Act of 2002

        16.   Reviewed the report of management regarding the effectiveness of our internal control over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the effectiveness of internal control over financial reporting. During the year ended December 31, 2010, management updated the documentation and performed testing and evaluation of our internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In this regard, the Audit Committee received periodic updates provided by management, the internal auditors, the third-party consulting firm and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.

        17.   Approved the engagement of Ernst & Young LLP to perform financial due diligence in connection with potential business combination transactions.

        18.   Approved the engagement by our ITC^DeltaCom subsidiary of BDO Seidman to complete the audit of ITC^DeltaCom's 2010 financial statements.

        Based on the Audit Committee's discussions with management and Ernst & Young LLP and the Audit Committee's review of the representation of management and report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management's report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Submitted by: Audit Committee M. Wayne Wisehart (Chairperson) Marce Fuller Terrell B. Jones David A. Koretz

        The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

 PROPOSAL 5

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompany narrative on pages 24 to 41 of this Proxy Statement.

        Our primary goals with respect to executive compensation have been to offer competitive compensation to attract and retain the most talented executives, to tie annual cash incentives to achievement of performance objectives that tie directly to our strategic and operational goals, and to align executives' interests with long-term stockholder value creation. To achieve these goals, we have used a "Total Rewards" approach establishing a compensation package of separate, but integrated components, including: base salary, short-term annual cash incentives, long-term incentive compensation, retention incentives and health and welfare benefits. The Leadership and Compensation Committee of the Board of Directors generally takes into account our business strategy, internal consistency, external market competitiveness in light of general economic trends and individual and business performance.

        While maintaining our guiding philosophy of competitive and affordable Total Rewards, our compensation decisions in 2010 continued to align our compensation practices with our position in the highly competitive Internet access industry by rewarding performance and focusing on retention programs. The Leadership and Compensation Committee of the Board of Directors, or the Committee, designed the compensation programs for 2010 to retain the key talent necessary to drive our performance in the near-term and thereby sustain opportunities for strategic alternatives aimed at building long-term shareholder value. The Committee intends for the compensation programs to provide appropriate performance incentives while maintaining accountability to stockholders.

        As detailed in the Compensation Discussion and Analysis, based on its review of the total compensation of our named executive officers for fiscal year 2010, the Leadership and Compensation Committee believes total compensation for each of the Named Executive Officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies and reflects our strong performance in 2010. The Leadership and Compensation Committee also believes the 2010 compensation design was effective in driving performance by generating meaningful rewards for achieving business objectives, and a reasonable investment relative to the overall stockholder value creation in 2010.

        The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

        For the reasons stated above, we are requesting your non-binding approval of the following resolution:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and accompanying narrative set forth on pages 24 to 41 of the Proxy Statement."

        Your vote on this proposal will be non-binding on us and the Board, and it will not be construed as overruling a decision by us or the Board. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Leadership and Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL 6

PROPOSAL REGARDING THE FREQUENCY OF THE NON-BINDING STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        Pursuant to the SEC rules, not less frequently than once every three years, we will include in the proxy materials for a meeting of stockholders where executive compensation disclosure is required by the SEC rules, an advisory resolution subject to a non-binding stockholder vote to approve the compensation of our named executive officers. The approval of this resolution is included as Proposal 5 in this Proxy Statement.

        We are requesting your vote to advise us of whether you believe this non-binding stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

        We believe that a non-binding stockholder vote on executive compensation should occur every year. We believe the one-year frequency provides the highest level of accountability and communication by enabling the non-binding stockholder vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meetings of stockholders.

        We believe that providing the vote only every two or three years may prevent stockholders from communicating in a meaningful and coherent manner. For example, we may not know whether the stockholder vote approves or disapproves of compensation for the reporting period or the compensation for previous reporting periods or both. As a result, the implications of the stockholder vote could be difficult to discern.

        If the non-binding vote on executive compensation will occur every year, a resolution subject to a non-binding stockholder vote to approve the compensation of our named executive officers will be presented in the proxy materials for the 2012 Annual Meeting of Stockholders.

        For the reasons stated above, the Board of Directors is recommending a vote for a one-year frequency for the non-binding stockholder vote to approve the compensation of our named executive officers. Note that stockholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three year frequency or stockholders may abstain from voting on the proposal.

        Your vote on this proposal will be non-binding on us and the Board of Directors, and it will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future decisions on the inclusion of such proposals in the proxy materials as it deems appropriate.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR A "ONE-YEAR" FREQUENCY FOR THE NON-BINDING STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL 7

APPROVAL OF EARTHLINK, INC. 2011 EQUITY AND CASH INCENTIVE PLAN

        Long-term equity incentive awards assist us in recruiting and retaining individuals with ability and initiative by enabling such individuals to participate in our future success and aligning their interests with our interests and the interests of our stockholders. In consideration of the benefits of long-term equity incentive awards and upon the recommendation of our Leadership and Compensation Committee, our Board of Directors adopted the EarthLink, Inc. 2011 Equity and Cash Incentive Plan (the "Plan") on February 7, 2011 contingent upon its approval by our stockholders. If approved by our stockholders, the Plan will provide us with the ability to utilize equity incentive awards as a part of our overall compensation structure.

        Key features of the Plan include:

  •
  All stock options, stock appreciation rights and other purchase rights must have an exercise price that is not less than the fair market value of the underlying stock on the grant date.

  •
  The maximum number of shares of our Common Stock that will be made available under the Plan is the sum of (i) 22,500,000 shares and (ii) that number of shares that are represented by outstanding Awards (as defined below) issued under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (the "2006 Plan") on the effective date of the Plan and that later become available because of the expiration or forfeiture of the Award without the issuance of the underlying shares. Of the maximum number of shares available under the Plan,

  •
  up to 10,000,000 shares (plus those shares subject to Options, SARs or Stock-Based Awards under the 2006 Plan that later become available) generally may be issued in the form of Options, SARs or Stock-Based Awards (as such terms are defined below),

  •
  up to 12,500,000 shares (plus those shares subject to Full Value Awards (as defined below) under the 2006 Plan that later become available) generally may be issued in form of Full Value Awards, such as RSUs (as defined below), and

  •
  shares subject to Full Value Awards in excess of the foregoing limit will reduce the maximum number of shares available under the Plan by an eight to one ratio.

  •
  Awards under the Plan will be subject to a three-year minimum vesting period for time-based awards, subject to certain exceptions for newly hired employees, non-employee directors, non-employee service providers, inducement grants, corporate transactions and the participant's death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

  •
  The Plan does not include any reload or "evergreen" share replenishment features.

  •
  Without stockholder approval, we may not reprice awards or repurchase awards that are subject to forfeiture or have not yet vested.

  •
  Any material amendments to the Plan require stockholder approval.

  •
  The Plan will be administered by our Leadership and Compensation Committee, which is comprised entirely of independent directors.

  •
  No further Awards will be granted under the 2006 Plan or the EarthLink, Inc. Equity Plan for Non-Employee Directors on and after the effective date of the Plan.

  •
  No dividends or Dividend Equivalents (as defined below) may be granted in connection with Options, SARs or other Stock-Based Awards in the nature of purchase rights (as defined below). No dividends or Dividend Equivalents may be paid in connection with a performance-based Award unless and until the underlying performance conditions are achieved, and any such dividends or dividend equivalents will accumulate (without interest) and become payable only at the time and to the extent the applicable Award becomes payable or nonforfeitable.

        A summary of the principal features of the Plan is included below. However, every aspect of the Plan is not addressed in this summary and stockholders are encouraged to read the full text of the Plan which is attached to this proxy statement as Annex D.

Reasons for the Plan and Recommendation of the Board of Directors

        As described in more detail in this proxy statement under "Executive Compensation—Compensation Disclosure and Analysis," we believe our compensation programs are structured to attract, retain and motivate our employees, officers and directors. Our Board of Directors believes that equity incentive awards play a key role in these programs as they help align the interests of employees, officers and directors with those of our stockholders.

        Although we believe that equity incentive awards should continue to be a significant part of our compensation program, in adopting the Plan our Board of Directors sought to strike an appropriate balance between having sufficient shares available under the Plan to achieve our goals related to the retention and motivation of employees, officers and directors and avoiding significant stockholder dilution.

        For the foregoing reasons, the Board of Directors recommends that our stockholders approve the Plan.

General Plan Information

        The Plan is intended to permit the grant of stock options (both incentive stock options ("ISOs") and non-qualified stock options ("NQSOs" (collectively "Options")), stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards"), restricted stock units ("RSUs"), incentive awards ("Incentive Awards"), other stock-based awards ("Stock-Based Awards") and dividend equivalents ("Dividend Equivalents") (collectively "Awards"). All Awards granted under the Plan will be governed by separate written or electronic agreements between EarthLink and the participants. The separate agreements will specify the terms and conditions of the Award. No right or interest of a participant in any Award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the Plan and any Awards granted thereunder. The Plan is unfunded, and we will not segregate any assets to cover grants of Awards under the Plan.

        No Awards may be granted on or after ten years following the effective date of the Plan. No Awards will be granted under the Plan unless and until the stockholders approve the Plan.

Administration

        We will bear all expenses of administering the Plan. Our Leadership and Compensation Committee will administer the Plan and has the authority to grant Awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. Our Leadership and Compensation Committee may act through subcommittees or, with respect to Awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board of Directors or the Board of Directors of our Affiliates (as defined in the Plan), delegate to one or more of our officers all or part of its duties with respect to such Awards. The Leadership and Compensation Committee may, it its discretion, accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or become earned and settled including, without limitation, (i) in the event of the participant's death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control (as defined in the Plan).

Eligibility for Participation

        Any of our employees or service providers, employees or service providers of our Affiliates (as defined in the Plan), and non-employee members of our Board of Directors or of any Board of Directors of our Affiliates is eligible to receive an Award under the Plan. However, ISOs may only be granted to employees of EarthLink or one of our Affiliates.

Shares Subject to Plan

        The maximum aggregate number of shares of our Common Stock that may be issued under the Plan pursuant to Awards is the sum of (i) 22,500,000 shares and (ii) that number of shares that are subject to outstanding Awards under the 2006 Plan on the effective date of the Plan and that subsequently become available for issuance because the Awards under the 2006 Plan are later terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for Awards not involving shares, without the issuance of the underlying shares. No further Awards will be granted under the 2006 Plan or the EarthLink, Inc. Equity Plan for Non-Employee Directors after the effective date of the Plan.

        Of the maximum aggregate number of shares of our Common Stock that may be issued under the Plan, except as described below, the maximum number of shares of our Common Stock that may be issued pursuant to Options, SARs or other Stock-Based Awards in the nature of purchase rights is the sum of (i) 10,000,000 shares and (ii) that number of shares that are subject to outstanding Options, SARs or other Stock-Based Awards in the nature of purchase rights under the 2006 Plan on the effective date of the Plan and that subsequently become available for issuance because the Options, SARs and other Stock-Based Awards in the nature of purchase rights under the 2006 Plan are later terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for Awards not involving shares, without the issuance of the underlying shares.

        Of the maximum aggregate number of shares of our Common Stock that may be issued under the Plan, except as described below, the maximum aggregate number of shares of our Common Stock that may be issued pursuant to Full Value Awards (as defined in the Plan) is the sum of (i) 12,500,000 shares and (ii) that number of shares that are subject to outstanding Full Value Awards under the 2006 Plan on the effective date of the Plan and that subsequently become available for issuance because the Full Value Awards under the 2006 Plan are later terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for Awards not involving shares, without the issuance of the underlying shares.

        Except as described below, each share issued in connection with an Award will reduce the number of shares available under the Plan by one, and each share covered under a stock-settled SAR will reduce the number of shares available under the Plan by one even though the share is not actually issued upon settlement of the stock-settled SAR.

        Notwithstanding the foregoing separate limits on the types of Awards that may be issued under the Plan, the maximum aggregate number of shares of our Common Stock that may be issued under the Plan may be issued under any type of Award, provided that (i) a share of Common Stock issued in connection with a Full Value Award under the Plan that is in excess of the separate limit set forth above for Full Value Awards shall reduce the maximum aggregate number of shares of our Common Stock available for issuance under the Plan, and the maximum number of shares of our Common Stock available for Options, SARs, and other Stock-Based Awards in the nature of purchase rights under the Plan, by eight, and (ii) a share of Common Stock issued in connection with an Option, SAR or other Stock-Based Award in the nature of purchase rights under the Plan that is in excess of the separate limit set forth above for Options, SARs and other Stock-Based Awards in the nature of purchase rights shall reduce the maximum aggregate number of shares of our Common Stock available for issuance under the Plan, and the maximum number of shares of our Common Stock available for Full Value Awards, by one.

        Shares relating to Awards that are terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for Awards not involving shares, will again be available for issuance under the Plan. Shares not issued as a result of a net settlement of an Option, SAR or other Stock-Based Award in the nature of purchase rights, tendered or withheld to pay the exercise or purchase price of an Option, SAR or other Stock-Based Award in the nature of purchase rights, or withholding taxes with respect to an Option, SAR or other Stock-Based Award in the nature of purchase rights, or purchased on the open market with the proceeds of the exercise or purchase price of an Option, SAR or other Stock-Based Award in the nature of purchase rights, will not again be available for issuance under the Plan. Shares not issued as the result of a net settlement of a Full Value Award, tendered or withheld to pay the purchase price of a Full Value Award or withholding taxes with respect to a Full Value Award, or purchased on the open market with the proceeds of the purchase price of a Full Value Award shall again be available for issuance under the Plan.

        Notwithstanding the foregoing, the maximum aggregate number of shares of our Common Stock that may be issued under the Plan, and the maximum aggregate number of shares of our Common Stock that may be issued under any specific type of Award, will not be reduced by (i) substitute Awards with respect to our shares of Common Stock that are granted to participants who become employed with EarthLink or its Affiliates in connection with a corporate transaction or other appropriate event or (ii) Awards with respect to shares of our Common Stock that become available for grant under a shareholder-approved plan of an acquired company (subject in both cases to applicable stock exchange requirements).

        In any consecutive rolling 36-month period, no participant may be granted Options, SARs or other Stock-Based Awards in the nature of purchase rights, that relate to more than 4,500,000 shares of our Common Stock. For these purposes, an Option and its corresponding SAR will be counted as a single Award. In any consecutive rolling 36-month period, no participant may be granted Full Value Awards that are intended to constitute "qualified performance-based compensation" that relates to more than 3,000,000 shares of our Common Stock. For any Full Value Award that is intended to constitute "qualified performance-based compensation" and that is stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $5,000,000 (pro-rated up or down for performance periods greater or less than 12 months). The maximum number of shares of Common Stock that may be issued pursuant to Awards or specific types of Awards, the per individual limits on Awards and the terms of outstanding Awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Awards

  Options

        An Option entitles the participant to purchase from EarthLink a stated number of shares of Common Stock. The exercise price per share of Common Stock underlying any Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than 10% of the combined voting power of EarthLink or any of our Affiliates (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. The exercise price may be paid in cash or, if the written agreement so provides, our Leadership and Compensation Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, by a broker-assisted cashless exercise, by means of a "net exercise" procedure, or by any other specified medium of payment. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

  SARs

        A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem Award expires with respect to the number of shares being exercised. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related Option is exercisable, and no SAR is exercisable unless the fair market value of the Common Stock at the time of exercise exceeds the fair market value of the Common Stock as of the date of grant of the SAR. As set forth in the written agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.

  Restricted Stock Awards

        A Restricted Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. If the Restricted Stock Award is subject to forfeiture, prior to forfeiture, the participant will have all rights of a stockholder with respect to the shares of Common Stock subject to a Restricted Stock Award, including the right to vote the shares, provided, however, the participant may not transfer the shares while they are subject to forfeiture. To the extent deemed necessary by the Leadership and Compensation Committee (or as described below), dividends payable with respect to a Restricted Stock Award may accumulate (without interest) and become payable in cash or shares of our Common Stock at the time and to the extent that the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. In lieu of retaining the certificates evidencing the shares, we may hold the certificates evidencing the shares in escrow or record the certificates evidencing the shares as outstanding by notation on our stock records. If a participant must pay for a Restricted Stock Award, the participant may pay the purchase price in cash or, if the written agreement so provides, our Leadership and Compensation Committee may allow a participant to pay all or part of the purchase price by tendering shares of Common Stock, by means of a "net exercise" procedure, or by any other specified medium of payment.

  RSUs

        An RSU entitles the participant to receive, upon vesting, shares of our Common Stock (or as otherwise determined by the Leadership and Compensation Committee and set for in the applicable agreement, the equivalent fair market value of one share of Common Stock in cash). We will deliver to the participant one share of Common Stock (or, if applicable, the fair market value of one share of Common Stock in cash) for each RSU that becomes earned and payable. No participant shall have any rights of a stockholder with respect to an RSU unless and until the underlying shares of Common Stock are issued, provided, however, except as described below, dividends payable with respect to shares subject to RSUs may be paid currently or may accumulate (without interest) and be paid in cash or shares of Common Stock only to the extent the related RSUs become earned and payable.

  Incentive Awards

        An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met. As set forth in the participant's separate agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each. No participant shall have any rights of a stockholder with respect to shares underlying an Incentive Award unless and until the underlying shares of Common Stock are issued.

  Stock-Based Awards

        Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of Common Stock, including Awards convertible or exchangeable into shares of Common Stock (or the cash value thereof) and Common Stock purchase rights and Awards valued by reference to the fair market value of the Common Stock. The purchase price for the Common Stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of the shares of the Common Stock as of the date the Award is granted. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted.

        Our Leadership and Compensation Committee is also authorized under the Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of other obligations of EarthLink or any of our Affiliates to pay cash or to deliver other property under the Plan or under any other plans or compensatory arrangements of EarthLink or any of our Affiliates.

  Dividend Equivalents

        A Dividend Equivalent is an award that entitles the participant to receive cash, shares of Common Stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our Common Stock. Except as described below, Dividend Equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares of Common Stock, other awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and any other terms set forth in the written agreement for the Award. However, no Dividend Equivalents may be granted in connection with Options, SARs or Stock-Based Awards in the nature of purchase rights.

Effect of Termination of Employment on Awards

        If a participant terminates employment or service due to death, disability or retirement, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant's transferee if applicable), to the extent exercisable as of termination of employment or service (or on such accelerated basis as our Leadership and Compensation Committee may determine at or after grant), until 12 months after termination of employment or service or, if earlier, the expiration of the stated term of the Award, unless the written agreement for such Award provides otherwise. Any vested portion of such Award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

        If a participant's employment or service is terminated by EarthLink or any Affiliate involuntarily and without cause in contemplation of or within 12 months after a change in control, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant's transferee if applicable), to the extent exercisable as of termination of employment or service (or on such accelerated basis as our Leadership and Compensation Committee may determine at or after grant), until six months after termination or, if earlier, the expiration of the stated term of such Award, unless the written agreement for such Award provides otherwise. Any vested portion of such Award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

        If a participant terminates employment or service for any reason other than those described above, provided the participant's employment or service is not involuntarily terminated for cause, any unexercised Options, SARs or Stock-Based Awards in the nature of purchase rights may be exercised by the participant (or the participant's transferee if applicable), to the extent exercisable as of termination of employment or service (or on such accelerated basis as our Leadership and Compensation Committee may determine at or after grant), until 30 days after termination of employment (three months in case of an option, SAR or Stock-Based Award granted to a non-employee director), provided that such period shall be three months after termination of employment or service if the participant's employment or service is terminated by EarthLink or any Affiliate involuntarily and without cause, or, if earlier, until the expiration of the stated term of such Award, unless the written agreement for such Award provides otherwise. Any vested portion of such Award that remains unexercised after the expiration of such period shall terminate with no further compensation due to the participant.

        The unvested portion of an Award will terminate without any further compensation to the participant upon the termination of the participant's employment or service, and all vested Awards will terminate without any further compensation due to the participant, if the participant's employment or service is terminated by EarthLink or any Affiliate for cause (as defined in the Plan).

Performance Objectives and Time-Based Vesting

        Our Leadership and Compensation Committee has discretion to establish objectively determinable performance conditions for when Awards will become vested, exercisable, and payable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts.

        These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or products or geographic region individually, alternatively or in any combination, subset or component thereof. The form of the performance conditions also may be measured on a company, Affiliate, division, business unit, service line, segment, product or geographic basis individually, alternatively or in any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance conditions measurement may exclude any extraordinary or nonrecurring items.

        The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned performance conditions and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific performance conditions). An Award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the Award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an Award, in addition to performance conditions, may be subject to continued employment or service by the participant. Additionally, the vesting, exercise or payment of an Award can be conditioned on mere continued employment or service or on performance conditions other than those set forth above if the Award is not intended to qualify as performance-based.

        The performance conditions may, among others, include any or any combination of the following: gross, operating or net earnings before or after taxes; return on equity; return on capital; return on sales; return on investments; return on assets or net assets; earnings per share (basic or fully diluted and/or before or after taxes); cash flow (per share or otherwise); book value (per share or otherwise); sales; new billed revenue; net new billed revenue; customer acquisition costs; customers or subscribers; cash flow; fair market value of EarthLink or any Affiliate or shares of Common Stock; share price or total shareholder return; market share or market penetration; level of expenses or other costs; net contributions; adjusted after-tax GAAP profit, gross, operating or net revenue; EBIT; service revenue; profitability or gross, operating or net margins; net income; EBITDA; Adjusted EBIDTA; free cash flow; churn or churn rate; product launches; market launches; serviceable units; net worth; productivity ratios; objective measures of customer satisfaction; working capital; competitive market metrics; peer group comparisons of any of this business criteria; completion of acquisitions of businesses or companies or divestitures or assets sales and/or cost savings in connection with same; or any other performance conditions the Leadership and Compensation Committee may approve. Products include premium narrowband, value narrowband, retail broadband, wholesale broadband, web hosting, advertising, content and commerce, value-added services, small and medium-sized enterprise services, including software-based and connectivity-based services and any future products of EarthLink or any Affiliates upon which the Leadership and Compensation Committee determines is appropriate to base performance conditions.

        The above performance conditions are intended to permit our Leadership and Compensation Committee to grant Awards that constitute "qualified performance-based compensation" and are exempt from the $1 million limit on deductible compensation payable to our Chief Executive Officer or any of our three other highest paid officers, other than our Chief Executive Officer or our Chief Financial Officer.

        The Leadership and Compensation Committee will have the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an Award will become vested, exercisable or payable.

        Awards that will vest based solely on continued employment or service must vest over a period of not less than three years or ratably (whether monthly, quarterly, annually or otherwise) over a period of not less than three years, subject to exceptions for inducement grants to new hires, grants to non-employee members of our Board of Directors (or the board of directors of an Affiliate) and other non-employee service providers of EarthLink (or an Affiliate), a Change in Control or the participant's death, disability, retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason).

Form and Timing of Payments

        Payments to be made by us upon the exercise of an Option or SAR or settlement of any other Award may be made in such form as our Leadership and Compensation Committee may determine and set forth in the separate agreement for the Award, including cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. However, no dividends or Dividend Equivalents may be paid in connection with a performance-based Award unless and until the underlying performance conditions are achieved, and any such dividends or Dividend Equivalents will accumulate (without interest) and become payable to the participant only at the time and to the extent that the applicable Award becomes payable or nonforfeitable.

Stockholder Rights

        No participant shall have any rights as a stockholder of EarthLink unless and until the Award is settled by the issuance of Common Stock (other than such rights as a stockholder to which the participant may be entitled pursuant to the specific terms of the separate agreement).

Maximum Award Period

        No Award other than Dividend Equivalents may be exercisable or become vested or payable more than 10 years after the date of grant (except that the Leadership and Compensation Committee may make certain exceptions in the event the Award would expire prior to exercise, vesting or settlement because trading in shares of our Common Stock is then prohibited by law or by any insider trading policy, in which case the term of the Award may be extended until 30 days after the expiration of any such prohibitions). An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of EarthLink or any of our Affiliates (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Change in Control

        In the event of a "Change in Control" (as defined in the Plan), the Leadership and Compensation Committee may:

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  declare that some or all outstanding Options, SARs and Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, will terminate on the Change in Control without any payment, provided the Leadership and Compensation Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Stock-Based Awards in the nature of purchase rights for at least seven days before such date to the extent then exercisable;

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  terminate on the Change in Control outstanding Restricted Stock Awards, RSUs, Incentive Awards, Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Change in Control) without any payment to the holder of the Restricted Stock Award, RSUs, Incentive Awards, Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents, other than the return, if any, of the purchase price of any such Awards,

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  terminate on the Change in Control some or all outstanding Options, SARs and Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the Options, SARs and Stock-Based Awards in the nature of purchase rights, with respect to each share of Common Stock for which the Options, SARs and Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Change in Control), of the excess, if any, of the fair market value on such date of the Common Stock subject to such portion of the Options, SARs and Stock-Based Awards in the nature of purchase rights over the purchase price or initial value on the date of grant, as applicable (provided that any portion of such Options, SARs and Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Change in Control, and Options, SARs and Stock-Based Awards in the nature of purchase rights with respect to which the fair market value of the Common Stock subject to the Options, SARs and Stock-Based Awards in the nature of purchase rights does not exceed the purchase price or initial value at the date of grant, as applicable, shall be cancelled without any payment therefor);

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  terminate on the Change in Control outstanding Restricted Stock Awards, RSUs, Incentive Awards, Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Change in Control (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Change in Control) in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (provided that any portion of such Awards that are not then nonforfeitable and transferable or earned and payable as of the Change in Control (and that will not become nonforfeitable and transferable or earned and payable as of the Change in Control) shall be cancelled without any payment therefor), or

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  take such other actions as the Leadership and Compensation Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the outstanding Awards (which fair market value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Change in Control (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Change in Control) or with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable, shall be deemed to be zero).

        The payments described above may be made in any manner the Leadership and Compensation Committee determines, including in cash, stock or other property. The Leadership and Compensation Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the fair market value of the Common Stock subject to the Awards does not exceed the purchase price or initial value at the date of grant, as applicable, whether or not the participant will receive any payments therefor. The Leadership and Compensation Committee in its discretion may take any of the foregoing actions contingent on consummation of the Change in Control and with respect to some or all outstanding Awards, whether or not then exercisable, nonforfeitable and transferable or earned and payable or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards or participants. However, outstanding Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by EarthLink or a successor employer or its parent or subsidiary in connection with the Change in Control, except as otherwise provided in the applicable agreement.

        The Leadership and Compensation Committee may provide in an applicable agreement that (i) for Awards not continued, assumed or substituted by EarthLink or a successor employer or its parent or subsidiary in connection with a Change in Control, a participant's outstanding Awards shall become fully exercisable, nonforfeitable and transferable or earned and payable on a Change in Control or immediately before the date the Awards will be terminated in connection with the Change in Control or (ii) for Awards that are continued, assumed or substituted by EarthLink or a successor employer or its parent or subsidiary in connection with a Change in Control, a participant's Awards shall become fully exercisable, nonforfeitable and transferable or earned and payable upon the participant's death, disability, retirement, or involuntary termination of employment (including a voluntary termination of employment for good reason) within a specified period of time after the Change in Control.

Compliance with Applicable Law

        No Award shall become exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax, withholding and securities laws), any listing agreement with any stock exchange to which we are a party and the rules of all domestic stock exchanges on which our shares may be listed.

Amendment and Termination of Plan

        Our Board of Directors may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding Awards without the participant's consent. An amendment will be contingent on approval of our stockholders, to the extent required by law, any tax or regulatory requirement, by the rules of any stock exchange on which our securities are then traded or if the amendment would (a) increase the benefits accruing to Plan participants, (b) increase the aggregate number of shares of Common Stock issuable under the Plan, (c) modify the eligibility requirements of the Plan, or (d) change the performance criteria set forth in the Plan for performance-based awards. Additionally, to the extent our Board of Directors deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), our Board of Directors will submit the material terms of the stated performance conditions to our stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance conditions.

Forfeiture Provisions; No Repricings

        Awards do not confer upon any individual any right to continue in the employ of or service to EarthLink or any of our Affiliates. All rights to any Award that a participant has will be immediately forfeited if the participant is discharged from employment or service for "Cause" (as defined in the Plan). Except to the extent approved by our stockholders, the Plan does not permit (a) any decrease in the exercise price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to occur if a participant agrees to forfeit an existing Option, SAR or Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Stock-Based Award in the nature of purchase rights with a lower exercise price or base value, (c) us to repurchase underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Stock-Based Awards in the nature of purchase rights with exercise prices or base values in excess of the current fair market value of the shares of Common Stock underlying the Option, SAR or Stock-Based Award in the nature of purchase rights, (d) us to issue any replacement or substitute Awards, or pay cash in exchange, for underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, (e) us to repurchase any Awards under the Plan prior to the time the Award becomes exercisable, vested or payable or (f) any other action that is treated as a "repricing" under generally accepted accounting principles.

Federal Income Tax Consequences

        The following discussion summarizes the principal federal income tax consequences associated with Awards under the Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.

  ISOs

        A participant will not recognize taxable income on the grant or exercise of an ISO. A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant's tax basis in the shares of Common Stock. A participant's tax basis in the Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock.

        We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

  NQSOs

        A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant's tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

  SARs

        A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

  Restricted Stock Awards

        A participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special "83(b) election" to recognize income, and have his or her tax consequences determined, as of the date the Restricted Stock Award is made. The participant's tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Restricted

Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

  RSUs

        The participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.

  Incentive Awards

        A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the Award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

  Stock-Based Awards

        A participant will recognize ordinary income on receipt of cash or shares of Common Stock paid with respect to a Stock-Based Award. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.

  Dividend Equivalents

        A participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives on payment of the Dividend Equivalents. To the extent the Dividend Equivalents are paid in the form of other Awards, the participant will recognize income as otherwise described herein.

  Limitation on Deductions

        The deduction by a publicly-held corporation for otherwise deductible compensation to a "covered employee" generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the Chief Executive Officer or one of the three highest compensated officers for the year (other than the Chief Executive Officer or Chief Financial Officer). The $1,000,000 limit does not apply to compensation payable solely because of the attainment of performance conditions that meet the requirements set forth in Section 162(m) of the Code and the regulations thereunder. Compensation is considered "qualified performance-based compensation" only if (a) it is paid solely on the achievement of one or more performance conditions; (b) a committee consisting solely of two or more "outside directors," such as our Leadership and Compensation Committee, sets the performance conditions; (c) before payment, the material terms under which the compensation is to be paid, including the performance conditions, are disclosed to, and approved by, the stockholders and (d) before payment, our Leadership and Compensation Committee certifies in writing that the performance conditions have been met. The Plan has been designed to enable our Leadership and Compensation Committee to structure awards that meet the requirements for qualified performance-based compensation that would not be subject to the $1,000,000 per year deduction limit.

  Other Tax Rules

        The Plan is designed to enable our Leadership and Compensation Committee to structure Awards that will not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation. However, our Leadership and Compensation Committee may grant Awards that are subject to Code Section 409A. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A. Our Leadership and Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Code Section 409A. Moreover, any payment on a separation from service of a "Specified Employee" (as defined in the Plan) will not be made until six months following the participant's separation from service (or upon the participant's death, if earlier) as required by Code Section 409A.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE EARTHLINK, INC. 2011 EQUITY AND CASH INCENTIVE PLAN.

 PROPOSAL 8

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2011. We have engaged Ernst & Young LLP as our independent registered public accounting firm since July 2000. We expect that a representative of Ernst & Young LLP will be present at the 2011 Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

        In connection with the audit of the 2010 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

        For the years ended December 31, 2009 and 2010, Ernst & Young LLP billed us the fees set forth below, including expenses, in connection with services rendered by that firm to us.

	Year Ended December 31,
	2009	2010
Audit fees	$923,808	$1,486,000
Audit-related fees	22,500	—
Tax fees	—	—
All other fees	76,462	440,850

Total	$1,022,770	$1,926,850

        Audit fees include fees for services rendered for the audit of our annual financial statements and the reviews of the interim financial statements included in quarterly reports. Audit fees also include fees associated with rendering an opinion on our management report on internal control over financial reporting as of December 31, 2010 in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes fees for review of documents filed with the SEC. Additionally, for 2010, Audit fees included services rendered for the audit of the ITC^DeltaCom, Inc. 2010 annual financial statements.

        Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the performance of certain agreed-upon procedures required by one of our technology vendors.

        All other fees include fees associated with performing an assessment of our business continuity program in 2009 and performing financial due diligence in connection with our acquisitions of ITC^DeltaCom, One Communications and other business transactions considered in 2010.

        The Audit Committee of the Board of Directors has considered whether the provision of services described above under "Audit-related fees" and "Other fees" is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that it is compatible.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Pre-approval spending limits for permissible non-audit services are established on a quarterly basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Any audit or non-audit service fees that may be incurred by us during a quarter that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee prior to the performance of services. On a quarterly basis, the Audit Committee reviews and itemizes all fees paid to its independent registered public accounting firm in the prior quarter (including fees approved by the Chairperson of the Audit Committee between regularly scheduled meetings and fees approved by our financial officers pursuant to the pre-approval policies described above) and further reviews and itemizes all fees expected to be paid in the upcoming quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time. None of the fees paid to the independent registered public accounting firm were approved by the Audit Committee after the services were rendered pursuant to the "de minimis" exception established by the SEC for the provision of non-audit services.

        THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

        Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the 2011 Annual Meeting of Stockholders. However, if any other matters are properly brought before the 2011 Annual Meeting of Stockholders, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of EarthLink will be borne by us. In addition, our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

 STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        In order for proposals of stockholders to be considered for inclusion in the proxy materials for the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, such proposals must be received by us at our executive offices at 1375 Peachtree Street, Atlanta, GA 30309, Attention: Corporate Secretary, on or prior to November     , 2011.

        Stockholders may bring other business before the annual meeting only in accordance with the provisions of our Amended and Restated Bylaws, which require, among other things, that notice be given to us no later than 90 days prior to the meeting. The 2012 Annual Meeting of Stockholders is scheduled for May 8, 2012. Management may use its discretionary authority to vote against any such proposals. For information regarding the requirement for submitting recommendations for director nominees, see "Corporate Governance Matters—Identifying and Evaluating Nominees" on page 13 of this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each stockholder, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, including the financial statements. Requests should be directed to EarthLink, Inc., 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Vice President—Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.earthlink.net. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained at the SEC's website, www.sec.gov, or by written request to the Vice President—Investor Relations.

BENEFICIAL OWNERS

        Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Vice President—Investor Relations, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

                      By order of the Board of Directors,

                      Rolla P. Huff
                       Chairman of the Board and Chief Executive Officer

Atlanta, Georgia
March     , 2011

 ANNEX A

PROPOSED AMENDMENT TO SECOND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE 5. BOARD OF DIRECTORS

        The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

        (1)   The initial number of directors shall be thirteen (13) and thereafter the number of directors of the Corporation shall be not less than two (2) and not more than seventeen (17), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least a majority of all outstanding shares entitled to be voted in the election of directors, voting together as a single class.

        (2)   The members of the Board of Directors shall be ~~divided into three classes (designated as Class I, Class II, and Class III), as nearly equal in number as possible. The initial term of Class I directors shall expire~~elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders ~~in 2000, that of Class II director shall expire at the annual meeting in 2001, and that of Class III directors shall expire at the annual meeting in 2002,~~, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.

        (3)   ~~Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.~~ Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected ~~by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors~~as provided in the Bylaws of the Corporation. The directors of the Corporation shall not be required to be elected by written ballots.

        (4~~)   If the number of directors is changed by resolution of the Board of Directors pursuant to this Article 5, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of an incumbent director.~~

        ~~(5~~)   Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder of record entitled to vote generally in the election of directors; provided, however, that any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to any election to be held at the Annual Meeting of Stockholders, 90 days in advance of such meeting, and (ii) with respect to any election for directors to be held at a Special Meeting of Stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:

          (A)  The name and address of the stockholder of record who intents to make the nomination and of the person or persons to be nominated;

          (B)  a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intents to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

A-1

          (C)  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (D)  such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the Securities and Exchange Commission if the nominees were to be nominated by the Board of Directors; and

          (E)  the consent of each nominee to serve as a director of the Corporation if so elected.

  The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        (~~6~~5) Any vacancy on the Board of Directors that results from an increase in the number of directors, from the prior death, resignation, retirement, disqualification or removal from office of a director, or otherwise shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders of the Corporation if the Board of Directors has not filled the vacancy~~. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or~~ and each director so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office ~~of a director shall have the same remaining term as that of his or her predecessor~~, death or incapacity.

        (~~7~~6) At any meeting of stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors, except that if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

        (~~8~~7) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Restated Certificate of Incorporation or the resolutions of the Board of Directors creating such class or series, as the case may be, applicable thereto.

        The invalidity or unenforceability of this Article 5 or any portion hereof, or of any action taken pursuant to this Article 5, shall not affect the validity or enforceability of any other provision of this Second Restated Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article 5.

A-2

 ANNEX B

PROPOSED AMENDMENT TO BYLAWS

        2.2.    Election of Directors.    ~~Directors shall be elected at each annual meeting of stockholders~~Each director shall be elected by the vote of the majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present; provided, however, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality vote. For purposes of this Section 3.2, a majority of the votes cast means the number of shares voted "for" the election of a director must exceed the number of votes cast "against" the election of that director. The Board of Directors has established procedures set forth in the Corporate Governance Guidelines under which in any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Committee (as defined in the Corporate Governance Guidelines) whether to accept or reject the resignation, or whether other action should be taken. Any vacancy resulting from the non-election of a director under this Section 3.2 may be filled by the Board of Directors as provided in the Certificate of Incorporation~~, each~~. Each director ~~so~~ elected under this Section is to serve until the election and qualification of his or her successor or until his or her earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders, nor need they be residents of the State of Delaware.

B-1

 ANNEX C

PROPOSED AMENDMENT TO CORPORATE GOVERNANCE GUIDELINES

Resignation Policy With Respect to ~~Withheld Votes in an~~ Uncontested ~~Election~~Elections

        Any incumbent nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected, including an election with a nominee in accordance with SEC Rule 14a-11) who ~~receives a greater number~~does not receive the affirmative vote of a majority of the votes ~~"withheld" from~~cast in his or her election ~~than votes "for" such election~~in accordance with Article III, Section 3.2 of EarthLink's Bylaws shall, promptly following certification of the stockholder vote, tender his or her resignation to the Board for consideration in accordance with the following procedures, all of which procedures shall by completed within 90 days following certification of the stockholder vote:

  •
  The Committee (as defined below) shall evaluate the best interests of EarthLink and its stockholders and shall recommend to the Board the action to be taken with respect to such tendered resignation (which recommendation could consist of, without limitation, accepting the resignation, rejecting the resignation and maintaining the director, rejecting the resignation and maintaining the director but addressing what the Committee believes to be the underlying cause of the withheld votes, or rejecting the resignation but resolving that the director will not be re-nominated in the future for election). In reaching its recommendation, the Committee shall consider all factors it deems relevant. If a resignation is ~~accepted~~recommended to the Board by the Committee, the Committee also will recommend to the Board whether to fill the resulting vacancy or reduce the size of the Board.

  •
  The Board shall act on the Committee's recommendation. In acting on the Committee's recommendation, the Board will consider all of the factors considered by the Committee and such additional factors as it deems relevant.

  •
  Following the Board's determination, EarthLink shall promptly publicly disclose in a document furnished or filed with the SEC the Board's decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

  •
  A director who is required to tender his or her resignation in accordance with this policy shall not be present during deliberations or voting of the Committee or the Board regarding whether to accept his or her resignation or, except as otherwise provided below, a resignation tendered by any other director in accordance with this policy. Prior to voting, the Committee and the Board will afford the affected director an opportunity to provide the Committee or the Board with any information that he or she deems relevant.

  •
  For purposes of this policy, the term "Committee" means (i) the CGN Committee, provided such committee then consists of at least three directors, each of whom is an independent director (as defined in these guidelines) and none of whom is a director who is required to tender his or her resignation in accordance with this policy, or (ii) if clause (i) is not satisfied, a committee of at least three directors designated by the Board, each of the members of which is an independent director and none of the members of which is a director who is required to tender his or her resignation in accordance with this policy. However, if there are fewer than three independent directors then serving on the Board who are not required to tender their resignations in accordance with this policy, then the Committee shall be comprised of all of the independent directors and each independent director who is required to tender his or her resignation in accordance with this policy shall recuse himself or herself from the Committee and Board's deliberations and voting with respect to his or her individual resignation.

        The foregoing procedures will be summarized and disclosed each year in the proxy statement for EarthLink's annual meeting of stockholders.

C-1

 ANNEX D

EARTHLINK, INC.

2011 EQUITY AND CASH INCENTIVE PLAN

D-i

D-ii

D-iii

D-iv

 ARTICLE I

DEFINITIONS

1.01    409A Award

        409A Award means an Award that is intended to be subject to Section 409A of the Code.

1.02    Affiliate

        Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any "subsidiary" or "parent" corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

1.03    Agreement

        Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04    Award

        Award means an Option, SAR, Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalent granted under this Plan.

1.05    Board

        Board means the Board of Directors of the Company.

1.06    Cause

        Cause means "Cause" as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant except as otherwise determined by the Committee and set forth in the applicable Agreement. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, except as otherwise determined by the Committee and set forth in the applicable Agreement, "Cause" means (i) the Participant's willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Affiliate or any supervisory personnel of the Participant; (ii) any criminal act or act of dishonesty or willful misconduct by the Participant that has a material adverse effect on the property, operations, business or reputation of the Company or any Affiliate; (iii) the material breach by the Participant of the terms of any confidentiality, non-competition, non-solicitation or other agreement that the Participant has with the Company or any Affiliate or (iv) acts by the Participant of willful malfeasance or gross negligence in a matter of material importance to the Company or any Affiliate. For purposes of the Plan, other than where the definition of Cause is determined under any employment or service agreement between the Company or any Affiliate and the Participant, in which case such employment or service agreement shall control, in no event shall any termination of employment or service be deemed for Cause unless the Company's Chief Executive Officer concludes that the situation warrants a determination that the Participant's employment or service terminated for Cause; in the case of the Chief Executive Officer, any determination that the Chief Executive Officer's employment terminated for Cause shall be made by the Board acting without the Chief Executive Officer.

1.07    Change in Control

        Change in Control means the occurrence of any of the following events:

        (a)   The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Company's voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any Person pursuant to a merger, consolidation or reorganization (a "Business Combination") that would not cause a Change in Control under subsections (b), (c) or (d) below; or

        (b)   Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of the voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the then outstanding shares of common stock and at least fifty percent (50%) of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company, and (ii) at least sixty percent (60%) of the members of the Board of Directors of the entity resulting from that Business Combination holding at least sixty percent (60%) of the voting power of such Board of Directors were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for that Business Combination and as a result of or in connection with such Business Combination, no Person has a right to dilute either of such percentages by appointing additional members to the Board of Directors or otherwise without election or other action by the shareholders; or

        (c)   A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) above or (d) below; or

        (d)   Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) and (c) above; or

        (e)   The acquisition by any Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company (i) through the ownership of securities which provide the holder with such power, excluding voting rights attendant with such securities, or (ii) by contract; provided that a Change in Control will not be deemed to have occurred if such power was acquired (x) directly from the Company in a transaction approved by the Incumbent Board, (y) by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (z) by any person pursuant to a Business Combination that would not cause a Change in Control under subsections (b), (c) or (d) above.

        Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant and the Participant's 409A Award if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code (except that, with respect to vesting of the 409A Award, Change in Control shall have the same meaning as described above).

1.08    Code

        Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.09    Committee

        Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, (ii) "outside directors" within the meaning of Code Section 162(m) and (iii) independent directors under the rules of the principal stock exchange on which the Company's securities are then traded.

1.10    Common Stock

        Common Stock means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.

1.11    Company

        Company means EarthLink, Inc., a Delaware corporation, and any successor thereto.

1.12    Control Change Date

        Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.13    Corresponding SAR

        Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14    Disability

        Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code except as otherwise determined by the Committee and set forth in the applicable Agreement.

1.15    Dividend Equivalent

        Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.16    Exchange Act

        Exchange Act means the Securities Exchange Act of 1934, as amended.

1.17    Fair Market Value

        Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.

1.18    Full Value Award

        Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

1.19    Incentive Award

        Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.20    Incumbent Board

        Incumbent Board means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board as of the effective date of the adoption of this Plan or (b) members who become members of the Company's Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least sixty percent (60%) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

1.21    Initial Value

        Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant, subject to Sections 14.06 and 16.03 with respect to substitute Awards.

1.22    Named Executive Officer

        Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m).

1.23    Non-409A Award

        Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.24    Option

        Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25    Other Stock-Based Award

        Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.

1.26    Participant

        Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), a Person who provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.

1.27    Plan

        Plan means this EarthLink, Inc. 2011 Equity and Cash Incentive Plan, in its current form and as hereafter amended.

1.28    Person

        Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.29    Restricted Stock Award

        Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.30    Restricted Stock Unit

        Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.31    Retirement

        Retirement means the termination of Participant's employment or service with the Company and its Affiliates on or after qualifying for early, normal or late retirement in accordance with the Company's written policies for retirement.

1.32    SAR

        SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock, as determined by the Committee and set forth in the applicable Agreement, based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.33    Ten Percent Shareholder

        Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

1.34    Termination Date

        Termination Date means the day on which a Participant's employment or service with the Company and its Affiliates terminates or is terminated.

ARTICLE II

PURPOSES

        The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.

ARTICLE III

TYPES OF AWARDS

        The Plan is intended to permit the grant of Options qualifying under Code Section 422 ("incentive stock options") and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE IV

ADMINISTRATION

4.01    General Administration

        The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or be earned and settled including, without limitation, (i) in the event of the Participant's death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) or (ii) in connection with a Change in Control. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

4.02   Delegation of Authority

        The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan and the Committee's prior delegation. If and to the extent deemed necessary by the Board, (a) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (b) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are "outside directors" within the meaning of Code Section 162(m), to the extent necessary to preserve any deduction under Section 162(m) of the Code. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.

4.03   Indemnification of Committee

        The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company's approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company's Certificate of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE V

ELIGIBILITY

        Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), any Person who provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member's participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE VI

COMMON STOCK SUBJECT TO PLAN

6.01    Common Stock Issued

        Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

6.02   Aggregate Limit

        The maximum aggregate number (the "Maximum Aggregate Number") of shares of Common Stock that may be issued under this Plan and to which Awards may relate is the sum of (i) 22,500,000 shares of Common Stock and (ii) that number of shares of Common Stock that are represented by Awards which previously have been granted and are outstanding under the Company's 2006 Equity and Cash Incentive Plan on the effective date of the Plan and which subsequently expire or otherwise lapse, are terminated or forfeited, are settled in cash, or exchanged with the Committee's permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, without the issuance of the underlying shares of Common Stock (but not counting for this purpose any shares of Common Stock not issued or delivered as a result of a net exercise of an Option, SAR or Other Stock based Award in the nature of purchase rights, tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Option, SAR or Other Stock Based Award in the nature of purchase rights or repurchased on the open market with the proceeds of the exercise or purchase price of an Option, SAR or Other Stock based Award in the nature of purchase rights). Of the Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan, the maximum number of shares of Common Stock that may be issued pursuant to Options, SARs or Other Stock Based Awards in the nature of purchase rights is the sum of (i) 10,000,000 shares of Common Stock and (ii) that number of shares of Common Stock that are represented by Options, SARs or Other Stock Based Awards in the nature of purchase rights which previously have been granted and are outstanding under the Company's 2006 Equity and Cash Incentive Plan on the effective date of the Plan and which subsequently expire or otherwise lapse, are terminated or forfeited, are settled in cash, or exchanged with the Committee's permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, without the issuance of the underlying shares of Common Stock (but not counting for this purpose any shares of Common Stock not issued or delivered as a result of a net exercise of an Option, SAR or Other Stock based Award in the nature of purchase rights, tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Option, SAR or Other Stock Based Award in the nature of purchase rights or repurchased on the open market with the proceeds of the exercise or purchase price of an Option, SAR or Other Stock based Award in the nature of purchase rights). To the extent shares of Common Stock not issued under an Option must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan. Of the Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan, the maximum number of shares of Common Stock that may be issued pursuant to Full Value Awards is the sum of (i) 12,500,000 shares of Common Stock and (ii) that number of shares of Common Stock that are represented by Full Value Awards which previously have been granted and are outstanding under the Company's 2006 Equity and Cash Incentive Plan on the effective date of the Plan and which subsequently expire or otherwise lapse, are terminated or forfeited, are settled in cash, or exchanged with the Committee's permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, without the issuance of the underlying shares of Common Stock (and counting for this purpose any shares of Common Stock not issued or delivered as a result of a net exercise of a Full Value Award, tendered or withheld to pay the purchase price or withholding taxes relating to a Full Value Award or repurchased on the open market with the proceeds of the purchase price of a Full Value Award). Notwithstanding the foregoing separate limits on the types of Awards that may be issued under the Plan, the Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan may be issued under any type of Award subject to the special counting rules described below for Awards issued in excess of the separate limit for that type of Award set forth above. The Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan and the maximum number of shares of Common Stock that may be issued pursuant to the different types of Awards in each instance shall be subject to adjustment as provided in Article XVI, provided, however, that (i) substitute Awards granted under Section 16.03 shall not reduce the shares of Common Stock otherwise available under the Plan (to the extent permitted by applicable stock exchange rules) and (ii) available shares of stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to applicable stock exchange requirements). No further Awards shall be granted under the Company's 2006 Equity and Cash Incentive Plan or the Company's Equity Plan for Non-Employee Directors on or after the effective date of the Plan.

6.03   Individual Limit

        The maximum number of shares of Common Stock that may be covered by Options, SARs or other Stock-Based Awards in the nature of purchase rights granted to any one Participant during any consecutive rolling thirty-six (36)-month period shall be 4,500,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Full Value Awards that are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, no more than 3,000,000 shares of Common Stock may be subject to any such Full Value Awards granted to any one Participant during any consecutive rolling thirty-six (36)-month period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that (i) if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of the cash delivered to reflect actual or deemed investment experience shall be disregarded. For any Awards that are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and are stated with reference to a specified dollar limit, the maximum amount that may be earned and become payable to any one Participant with respect to any twelve (12)-month performance period shall equal $5,000,000 (pro rated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that (i) if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock and (ii) any adjustment in the number of shares of Common Stock or the amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any consecutive rolling thirty-six (36)-month period to any Participant shall be subject to adjustment as provided in Article XVI.

6.04   Awards Settled in Cash; Reissue of Awards and Shares

        Shares of Common Stock covered by an Award generally shall only be counted as used to the extent they are actually used. Except as set forth below, a share of Common Stock issued in connection with any Award under the Plan shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan, and the maximum number of shares of Common Stock available for that type of Award under the Plan, by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan, and the maximum number of shares of Common Stock available for that type of Award under the Plan, by one even though the shares of Common Stock are not actually issued in connection with settlement of the stock-settled SAR. Notwithstanding the foregoing, however, a share of Common Stock issued in connection with any Full Value Award under the Plan that is in excess of the separate limit set forth above for Full Value Awards shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan, and the maximum number of shares of Common Stock available for Options, SARs and Other Stock Based Awards in the nature of purchase rights under the Plan, by eight. A share of Common Stock issued in connection with any Option, SAR or Other Stock Based Award in the nature of purchase rights under the Plan that is in excess of the separate limit set forth above for Options, SARs and Other Stock Based Awards in the nature of purchase rights shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan, and the maximum number of shares of Common Stock available for Full Value Awards, by one. Except as otherwise provided herein, (i) any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee's permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, (ii) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Full Value Award, (iii) shares of Common Stock tendered or withheld to pay the purchase price or withholding taxes relating to an outstanding Full Value Award, and (iv) shares of Common Stock repurchased on the open market with the proceeds of the purchase price of a Full Value Award, shall all again be available for issuance under the Plan. The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option, SAR or Other Stock Based Award in the nature of purchase rights, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an outstanding Option, SAR or Other Stock Based Award in the nature of purchase rights, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise or purchase price of an Option, SAR or Other Stock Based Award in the nature of purchase rights.

 ARTICLE VII

OPTIONS

7.01    Grant

        Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

7.02   Option Price

        The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted, subject to Sections 14.06 and 16.03 with respect to substitute Awards. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.03   Maximum Term of Option

        The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

7.04   Exercise

        Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

7.05   Payment

        Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months; (b) by a cashless exercise through a broker; (c) by means of a "net exercise" procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

7.06   Stockholder Rights

        No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock.

7.07   Disposition of Shares

        A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

7.08   No Liability of Company

        The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

7.09   Effect of Termination Date on Options

        (a)   If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (b)   If a Participant incurs a Termination Date due to Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (c)   If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (d)   If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date (three (3) months after the Termination Date for an Option granted to a member of the Board or the Board of Directors of an Affiliate), provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE VIII

SARS

8.01    Grant

        Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

8.02   Maximum Term of SAR

        The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

8.03   Exercise

        Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

8.04   Settlement

        The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.05   Stockholder Rights

        No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

8.06   Effect of Termination Date on SARs

        (a)   If a Participant incurs a Termination Date due to death or Disability, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (b)   If a Participant incurs a Termination Date due to Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (c)   If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (d)   If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of the termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its

Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date (three (3) months after the Termination Date for any unexercised SAR granted to a member of the Board or the Board of Directors of an Affiliate), provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE IX

RESTRICTED STOCK AWARDS

9.01    Award

        Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

9.02   Payment

        Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (ii) by means of a "net exercise procedure" by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant's rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

9.03   Vesting

        The Committee, on the date of grant may, but need not, prescribe that a Participant's rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant's rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant's completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant's death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Award to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant's lifetime in the hands of the Participant.

9.04   Maximum Restriction Period

        To the extent the Participant's rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.

9.05   Stockholder Rights

        Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Restricted Stock Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee's discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant's interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, but subject to Section 14.07 below, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE X

RESTRICTED STOCK UNITS

10.01    Grant

        Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

10.02    Earning the Award

        The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant's completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant's death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable such Restricted Stock Units to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m).

10.03    Maximum Restricted Stock Unit Award Period

        The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.

10.04    Payment

        The amount payable to the Participant by the Company when an Award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

10.05    Stockholder Rights

        No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee, in its sole discretion, may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant's outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are Awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, but subject to Section 14.07 below, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE XI

INCENTIVE AWARDS

11.01    Grant

        Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

11.02    Earning the Award

        Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant's completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant's death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV and shall be subject to the other requirements set forth in Article XV so as to enable the Incentive Awards to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m).

11.03    Maximum Incentive Award Period

        The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.

11.04    Payment

        The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11.05    Stockholder Rights

        No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.01    Other Stock-Based Awards

        The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights ("Purchase Right Award") shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based Award is granted (subject to Sections 14.06 and 16.03 with respect to substitute Awards), and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the

Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted. Cash Awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Plan.

12.02    Bonus Stock and Awards in Lieu of Other Obligations

        The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) subject to Section 19.13 below, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

12.03    Effect of Termination Date on Other Stock-Based Awards

        (a)   If a Participant incurs a Termination Date due to death or Disability, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (b)   If a Participant incurs a Termination Date due to Retirement, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (c)   If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

        (d)   If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (i) for a period of thirty (30) days after the Termination Date (three (3) months after the Termination Date for any unexercised Other Stock-Based Award in the nature of purchase rights granted to a member of the Board or the Board of Directors of an Affiliate), provided that such period shall be three (3) months after the Termination Date if the Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause, or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

ARTICLE XIII

DIVIDEND EQUIVALENTS

        The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. Subject to Section 14.07 below, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

ARTICLE XIV

TERMS APPLICABLE TO ALL AWARDS

14.01    Written Agreement

        Each Award shall be evidenced by a written or electronic Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.

14.02    Nontransferability

        Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

14.03    Transferable Awards

        Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Unless transferred as provided in Section 9.05, a Restricted Stock Award may not be transferred prior to becoming non-forfeitable and transferable.

14.04    Participant Status

        If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual's right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual's right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant's employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant's employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.

14.05    Change in Control

        Notwithstanding any provision of any Agreement, in the event of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, shall terminate on the Control Change Date without any payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, provided the Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights for at least seven (7) days before such date to the extent then exercisable (or to the extent such Options, SARs or Other Stock-Based Awards in the nature of purchase rights would have become exercisable as of the Control Change Date), (ii) terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) without any payment to the holder of the Restricted Stock Award, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents, other than the return, if any, of the purchase price of any such Awards, (iii) terminate on the Control Change Date some or all outstanding Options, SARs and Other Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights, with respect to each share of Common Stock for which the Options, SARs and Other Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such portion of the Options, SARs and Other Stock-Based Awards in the nature of purchase rights over the purchase price or Initial Value, as applicable (provided that any portion of such Options, SARs and Other Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Control Change Date, and Options, SARs and Other Stock-Based Awards in the nature of purchase rights with respect to which the Fair Market Value of the Common Stock subject to the Options, SARs and Other Stock-Based Awards in the nature of purchase rights does not exceed the purchase price or Initial Value, as applicable, shall be cancelled without any payment therefor), (iv) terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Control Change Date (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Control Change Date) in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (provided that any portion of such Awards that are not then nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) shall be cancelled without any payment therefor), or (v) take such other actions as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the outstanding Awards (which Fair Market Value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date) or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be deemed to be zero). The payments described above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, whether or not the Participant will receive any payments therefor. The Committee in its discretion may take any of the actions described in this Section 14.05 contingent on consummation of the Change in Control and with respect to some or all outstanding Awards, whether or not then exercisable, nonforfeitable and transferable or earned and payable or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards or Participants. However, outstanding Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control except as otherwise provided in the applicable Agreement. The Committee may provide in an applicable Agreement that a Participant's outstanding Awards shall become fully exercisable, nonforfeitable and transferable or earned and payable (i) on a Control Change Date or immediately before the date the Awards will be terminated in connection with the Change in Control, as described above, for Awards that are not continued, assumed or substituted by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control or (ii) upon the Participant's death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason) within a specified period of time after the Change in Control, for Awards that are continued, assumed or substituted by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control.

14.06    Stand-Alone, Additional, Tandem and Substitute Awards

        Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied, or otherwise taken into account with respect, to any other new Award or Awards.

14.07    Form and Timing of Payment; Deferrals

        Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of an Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan, however, no dividends payable with respect to an Award or Dividend Equivalents may be paid in connection with any Awards or Dividend Equivalents that are to become nonforfeitable and transferable or earned and payable based upon performance conditions unless and until the performance conditions are satisfied, and any such dividends and Dividend Equivalents will accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the applicable Awards or Dividend Equivalents have become non-forfeitable and transferable or earned and payable upon satisfaction of the relevant performance conditions.

14.08    Time and Method of Exercise

        The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant's death, Disability, termination of employment or ceasing to be a director. Notwithstanding any other provision of the Plan, however, if an Award is to become exercisable, nonforfeitable and transferable or earned and payable on the completion of a specified period of employment or service with the Company or any Affiliate, without the achievement of any performance conditions being required, and the Award is not being granted in lieu of any other cash compensation the Participant is to receive that would be payable over a shorter period of time, then the required period of employment or service for the Award to become exercisable, non-forfeitable and transferable or earned and payable shall be not less than three (3) years or ratably (whether monthly, quarterly, annually or otherwise) over not less than three (3) years (subject to acceleration of vesting, to the extent permitted by the Plan and the Committee, in the event of a Change in Control or the Participant's death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason)); provided, however, that the foregoing limitation will not apply to any Award that is granted as an inducement to a person being hired or rehired by the Company or any Affiliate or to a non-employee member of the Board or the Board of Directors of an Affiliate or any other non-employee service provider to the Company or an Affiliate; and provided, further, that the Committee in its discretion may modify or accelerate the vesting schedule of an Award (subject to the other provisions of the Plan) only so long as the revised vesting schedule will not be any more rapid than the minimum vesting schedule described above (subject to permitted accelerations). Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Section 409A with respect to any Awards, (iii) permits Awards that are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code to continue to so qualify and (iv) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).

ARTICLE XV

QUALIFIED PERFORMANCE-BASED COMPENSATION

15.01    Performance Conditions

        In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may be stated with respect to (a) gross, operating or net earnings before or after taxes; (b) return on equity; (c) return on capital; (d) return on sales; (e) return on investments; (f) return on assets or net assets; (g) earnings per share (basic or fully diluted and/or before or after taxes); (h) cash flow (per share or otherwise); (i) book value (per share or otherwise); (j) sales; (k) "new billed revenue;" (l) "net new billed revenue;" (m) "customer acquisition costs;" (n) customers or subscribers; (o) cash flow; (p) Fair Market Value of the Company or any Affiliate or shares of Common Stock; (q) share price or total shareholder return; (r) market share or market penetration; (s) level of expenses or other costs; (t) "net contributions"; (u) "adjusted after-tax GAAP profit," (v) gross, operating or net revenue; (w) EBIT; (x) service revenue; (y) profitability or gross, operating or net margins; (z) net income; (aa) EBITDA; (bb) Adjusted EBIDTA; (cc) Free Cash Flow; (dd) Churn or Churn Rate; (ee) product launches; (ff) market launches; (gg) serviceable units; (hh) net worth; (ii) productivity ratios; (jj) objective measures of customer satisfaction; (kk) working capital; (ll) competitive market metrics; (mm) peer group comparisons of any of the aforementioned business criteria, (nn) completion of acquisitions of businesses or companies or divestitures or asset sales and/or cost savings in connection with same or (oo) any other business criteria the Committee may approve. Products include (a) premium narrowband; (b) value narrowband; (c) retail broadband; (d) wholesale broadband; (e) web hosting; (f) advertising, content and commerce; (g) value-added services; (h) SME services, including software-based and connectivity-based services; and (i) any future products of the Company or an Affiliate upon which the Committee determines it is appropriate to base performance conditions. The business criteria above, other than those in (nn) above, may be related to a specific customer or group of customers or products or geographic region. The form of the performance conditions, other than those in (nn) above, may be measured on a Company, Affiliate, product, division, business unit, service line, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing business criteria, either individually, alternatively or any combination, subset or component. Performance goals, other than those in (nn) above, may reflect absolute performance or a relative comparison of the performance to the performance of a peer group or other external measure of the selected business criteria. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions, other than those in (nn) above, may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant's continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant's right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions.

15.02    Establishing the Amount of the Award

        The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.

15.03    Earning the Award

        If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above enumerated performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XV to constitute "qualified performance-based compensation" if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XV merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant's death or Disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute "qualified performance-based compensation" under Code Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary non-reoccurring items as described in Accounting Principles Board Opinion No. 30 or as described in management's discussion and analysis of the financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year, (e) acquisitions or dispositions or (f) foreign exchange gains or losses. To the extent any such adjustments would affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Section 162(m) of the Code for deductibility and, to the extent required under Section 162(m) of the Code for "qualified performance-based compensation," set forth in the applicable Agreement.

15.04    Performance Awards

        The purpose of this Article XV is to permit the grant of Awards that constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. The Committee may specify that the Award is intended to constitute "qualified performance-based compensation" by conditioning the right of the Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of any of the enumerated performance criteria and conditions set forth in this Article XV. Notwithstanding the foregoing, the Committee may grant an Award that is subject to the achievement or satisfaction of performance conditions that are not specifically set forth herein to the extent the Committee does not intend for such Award to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

15.05    Definitions of Performance Criteria

        "Adjusted After-Tax GAAP Profit" means GAAP net income before stock option or other equity compensation expense and before any income tax credits caused by recognizing net operating loss carry forwards or income tax expense that is offset by applying net operating loss carry forwards, but after any other income tax expense or any asset write-downs or other one-time charges.

        "Adjusted EBITDA" means EBITDA excluding stock-based compensation expense under SFAS No. 123(R), facility exit and restructuring costs, net losses of equity affiliates, gain (loss) on investments (net), impairment of goodwill and intangible assets.

        "Churn" means the number of customers or accounts discontinuing services during a period, net of reactivations during the same period.

        "Churn Rate" means average Churn during a period divided by the average number of ending customers or accounts during the same period.

        "Customer acquisition costs" means acquisition costs (including but not limited to marketing, advertising, commissions, residuals and related costs) per dollar of Sent to Billing.

        "EBIT" means earning before interest and taxes.

        "EBITDA" means income (loss) from continuing operations before interest income (expense) and other, net, income, taxes, depreciation and amortization.

        "Free Cash Flow" means Adjusted EBITDA less capital expenditures and cash used to purchase customer bases.

        "GAAP" means U.S. generally accepted accounting principles.

        "Net contributions" means as determined in the Company's internal management reporting which shall be prepared on a basis consistent with past practice and is determined after all operating costs and sales and marketing expenses, but before amortization, interest income or expense, and income tax expense.

        "Net New Billed Revenue" means "Gross New Billed Revenue" minus "Churn" where (i) Gross New Billed Revenue means incremental recurring revenue initiated by the delivery of new or upgraded products or services and (ii) Churn means the loss of recurring revenue driven by the cancellation or downgrade of products or services. For network products/services, new billed revenue status is triggered by meeting predefined customer acceptance criteria and is determined by the project managers on the provisioning team. For all other products, new billed revenue status is triggered by the delivery and installation of the equipment and is determined by the service activation group.

        "New Billed Revenue" means incremental recurring revenue initiated by the delivery of new or upgraded products or services.

        "SME" means small and medium-sized enterprises.

ARTICLE XVI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

16.01    General Adjustments

        The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than a cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant's rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XVI by the Committee shall be final and conclusive.

16.02    No Adjustments

        The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

16.03    Substitute Awards

        The Committee may grant Awards in substitution for Options, SARs, restricted stock, Restricted Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XVI. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

16.04    Limitation on Adjustments

        Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code to otherwise fail to qualify as "qualified performance-based compensation," (b) would cause the Committee to be deemed to have the authority to change the targets, within the meaning of Section 162(m) of the Code, under performance goals or relating to Awards granted to Named Executive Officers and intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, (c) would cause a Non-409A Award to be subject to Section 409A of the Code or (d) would violate Code Section 409A for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

17.01    Compliance

        No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

17.02    Postponement of Exercise or Payment

        The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

        Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company's or any applicable Affiliate's deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Section 409A of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

17.03    Forfeiture of Payment

        A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Affiliates requires such forfeiture or reimbursement.

ARTICLE XVIII

LIMITATION ON BENEFITS

        Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a "Reduced Amount." If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid ("Overpayment") or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid ("Underpayment"), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant's taxable year next following the Participant's taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) "Net After Tax Receipt" means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant's taxable income for the applicable taxable year; (b) "Present Value" means the value determined in accordance with Code Section 280G(d)(4); and (c) "Reduced Amount" means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

 ARTICLE XIX

GENERAL PROVISIONS

19.01    Effect on Employment and Service

        Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

19.02    Unfunded Plan

        This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

19.03    Rules of Construction

        Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

19.04    Tax Withholding and Reporting

        Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six (6) months (but only for the minimum required withholding); (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a "net exercise" procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires. Nevertheless, shares of Common Stock that the Company reacquires in connection with any tax withholding will still be deemed issued and will not be available for issuance pursuant to future Awards under the Plan.

19.05    Code Section 83(b) Election

        No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

19.06    Reservation of Shares

        The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company's counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

19.07    Governing Law

        This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

19.08    Other Actions

        Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.

19.09    Repurchase of Common Stock

        Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

19.10    Other Conditions

        The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders' agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee's request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

19.11    Forfeiture Provisions

        Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

19.12    Legends; Payment of Expenses

        The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a "disqualifying disposition" as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award's exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

19.13    Repricing of Awards

        Notwithstanding any other provisions of this Plan, except for adjustments pursuant to Article XVI or to the extent approved by the Company's stockholders and consistent with the rules of any stock exchange on which the Company's securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles.

19.14    Right of Setoff

        The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant's obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

19.15    Fractional Shares

        No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

ARTICLE XX

CLAIMS PROCEDURES

20.01    Initial Claim

        If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.

20.02    Appeal of Claim

        If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

20.03    Time to File Suit

        The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant's appeal will be administratively final. If a Participant disagrees with the Committee's final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee's final written denial of the Participant's claim or the claim will be forever barred.

 ARTICLE XXI

AMENDMENT

21.01    Amendment of Plan

        The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant's consent. In addition, an amendment will be contingent on approval of the Company's stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company's securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, or (iv) change the performance conditions set forth in Article XV of the Plan for Awards that intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will resubmit the material terms of the performance conditions set forth in Article XV to the Company's stockholders for approval no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the performance objectives. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.

21.02    Amendment of Awards

        The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant's consent.

ARTICLE XXII

SECTION 409A PROVISION

22.01    Intent of Awards

        It is intended that Awards that are granted under the Plan shall be exempt from treatment as "deferred compensation" subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant's consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.02    409A Awards

        The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.03    Election Requirements

        If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an "Initial Deferral Election") must be received by the Committee prior to the following dates or will have no effect whatsoever:

  (a)
  Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

  (b)
  With respect to any annual or long-term incentive pay which qualifies as "performance-based compensation" within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

  (c)
  With respect to "fiscal year compensation" as defined under Code Section 409A, by the last day of the Company's fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

  (d)
  With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant's continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

        The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a "Subsequent Deferral Election"), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant's death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

22.04    Time of Payment

        The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

22.05    Acceleration or Deferral

        The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

22.06    Distribution Requirements

        Any distribution of a 409A Award triggered by a Participant's termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a "disability leave of absence" is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant's position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.07    Key Employee Rule

        Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made upon a separation from service within six (6) months following the separation from service of a "specified employee" as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant's death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the requisite delay period.

22.08    Distributions Upon Vesting

        In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2 1/2) months after the calendar year in which the risk of forfeiture lapsed.

22.09    Scope and Application of this Provision

        For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being "permitted" under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

 ARTICLE XXIII

EFFECTIVE DATE OF PLAN

        The Plan is effective on the approval of the Plan by the Company's stockholders within twelve (12) months after the date of adoption of the Plan by the Board. Awards may be granted under this Plan only on and after its effective date.

ARTICLE XXIV

DURATION OF PLAN

        No Award may be granted under this Plan on and after ten (10) years following the effective date of the Plan. Awards granted before that date shall remain valid in accordance with their terms.

EARTHLINK, INC. 1375 PEACHTREE STREET, NE ATLANTA, GA 30309	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS. If you would like to reduce the costs incurred by EarthLink, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EarthLink, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EARTHLINK, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5 BELOW.

			For	Against	Abstain
1.	Amendment of our Second Restated Certificate of Incorporation to declassify the Board of Directors.		☐	☐	☐
			For	Against	Abstain
2.	Amendment of our Second Restated Certificate of Incorporation to provide for a majority voting standard in uncontested director elections.		☐	☐	☐
			For All	Withhold All	For All Except
3.	If Proposal 1 to declassify the Board of Directors is approved, election of the seven directors nominated by the Board of Directors.		☐	☐	☐
	01) Susan D. Bowick 02) Marce Fuller 03) Rolla P. Huff 04) Terrell B. Jones	05) David A. Koretz 06) Thomas E. Wheeler 07) M. Wayne Wisehart
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
			For All	Withhold All	For All Except
4.	If Proposal 1 to declassify the Board of Directors is not approved, election of the two Class III directors nominated by the Board of Directors for a three-year term.		☐	☐	☐
	01) Marce Fuller	02) Rolla P. Huff
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
5.	Approval of a non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A ONE-YEAR FREQUENCY FOR ITEM 6 LISTED BELOW.

		One- Year	Two- Year	Three- Year	Abstain
6.	Non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of our named executive officers.	☐	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 7 AND 8 LISTED BELOW.

		For	Against	Abstain
7.	Approval of the EarthLink, Inc. 2011 Equity and Cash Incentive Plan.	☐	☐	☐
		For	Against	Abstain
8.
	Ratification of the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors to serve as EarthLink's independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer signing for a corporation or other entity, please give full title under signature.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/10K are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

EARTHLINK, INC.

        The undersigned stockholder(s) of EarthLink, Inc., a Delaware corporation ("EarthLink"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for EarthLink's 2011 Annual Meeting of Stockholders, and hereby appoints Rolla P. Huff and Bradley A. Ferguson, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Tuesday, May 3, 2011, at EarthLink's offices at 1375 Peachtree Street, NE, Atlanta, GA 30309, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1, 2, 3 (IF PROPOSAL 1 IS APPROVED), 4 (IF PROPOSAL 1 IS NOT APPROVED), 5, 7 AND 8 AND FOR A "ONE-YEAR" FREQUENCY FOR PROPOSAL 6 AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)